EXHIBIT 99.18













                            TALLEY SAVINGS PLUS

                             TABLE OF CONTENTS
                                                                       PAGE


PREAMBLE AND INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE ONE - EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . .  1

         1.1.    Effective Date. . . . . . . . . . . . . . . . . . . . .  1

ARTICLE TWO - DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . .  2

         2.1.    Definitions . . . . . . . . . . . . . . . . . . . . . .  2
         2.2.    Construction. . . . . . . . . . . . . . . . . . . . . . 16
         2.3.    Determination of "Top Heavy" Status . . . . . . . . . . 17

ARTICLE THREE - ELIGIBILITY AND PARTICIPATION. . . . . . . . . . . . . . 18

         3.1.    Eligibility . . . . . . . . . . . . . . . . . . . . . . 18
         3.2.    Participation . . . . . . . . . . . . . . . . . . . . . 18
         3.3.    Crediting of Service. . . . . . . . . . . . . . . . . . 19
         3.4.    Break in Continuous Service . . . . . . . . . . . . . . 19
         3.5.    Affiliated Corporations . . . . . . . . . . . . . . . . 20
         3.6.    Change of Status or Job Classification. . . . . . . . . 20

ARTICLE FOUR - PAYROLL DEFERRAL CONTRIBUTIONS. . . . . . . . . . . . . . 20

         4.1.    Payroll Deferral Contributions. . . . . . . . . . . . . 20
         4.2.    Designation and Change of Designation
                 of Payroll Deferral Contributions . . . . . . . . . . . 22
         4.3.    Suspension of Payroll Deferral
                 Contributions . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE FIVE - COMPANY CONTRIBUTIONS . . . . . . . . . . . . . . . . . . 23

         5.1.    Company Contributions . . . . . . . . . . . . . . . . . 23
         5.2.    Payment of Contributions. . . . . . . . . . . . . . . . 23
         5.3.    Limitation on Company Contributions . . . . . . . . . . 24

ARTICLE SIX - ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . . . 25

         6.1.    Separate Accounts . . . . . . . . . . . . . . . . . . . 25
         6.2.    Allocation of Contributions . . . . . . . . . . . . . . 26
         6.3.    Limitation on Annual Additions. . . . . . . . . . . . . 27
         6.4.    Valuation and Account Adjustments . . . . . . . . . . . 30
         6.5.    Statements to Participants. . . . . . . . . . . . . . . 31

                             TABLE OF CONTENTS
                                (Continued)


ARTICLE SEVEN - VESTING. . . . . . . . . . . . . . . . . . . . . . . . . 31

         7.1.    Vesting in the Payroll Deferral
                 Contributions Account and the Payroll
                 Tax Credit Contributions Account. . . . . . . . . . . . 31
         7.2.    Vesting in the Company Contributions
                 Account . . . . . . . . . . . . . . . . . . . . . . . . 31
         7.3.    Determination of Vested Interest in the
                 Event of Separation from Employment . . . . . . . . . . 32
         7.4.    Restoration of Forfeiture . . . . . . . . . . . . . . . 32
         7.5.    Amendments to Vesting Schedule. . . . . . . . . . . . . 33

ARTICLE EIGHT - INVESTMENT OF CONTRIBUTIONS. . . . . . . . . . . . . . . 33

         8.1.    Investment of Accounts. . . . . . . . . . . . . . . . . 33
         8.2.    Voting of Company Securities. . . . . . . . . . . . . . 34
         8.3.    Securities Registration . . . . . . . . . . . . . . . . 35
         8.4.    Tender or Exchange Offers . . . . . . . . . . . . . . . 36
         8.5.    Confidentiality . . . . . . . . . . . . . . . . . . . . 36
         8.6.    Investment Diversification. . . . . . . . . . . . . . . 37

ARTICLE NINE - LOANS TO ACQUIRE COMPANY SECURITIES . . . . . . . . . . . 38

         9.1.    Loan to Acquire Company Securities. . . . . . . . . . . 38
         9.2     Terms of Loans to Acquire Company
                 Securities. . . . . . . . . . . . . . . . . . . . . . . 38
         9.3.    The Loan Suspense Account . . . . . . . . . . . . . . . 39

ARTICLE TEN - DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . 40

         10.1.   Retirement. . . . . . . . . . . . . . . . . . . . . . . 40
         10.2.   Disability Retirement . . . . . . . . . . . . . . . . . 40
         10.3.   Death . . . . . . . . . . . . . . . . . . . . . . . . . 40
         10.4.   Other Separations From Employment . . . . . . . . . . . 41
         10.5.   Financial Necessity . . . . . . . . . . . . . . . . . . 41
         10.6.   Time of Distribution of Benefits. . . . . . . . . . . . 43
         10.7.   Method of Distribution. . . . . . . . . . . . . . . . . 44
         10.8.   Put Option. . . . . . . . . . . . . . . . . . . . . . . 45
         10.9.   Designation of Beneficiary. . . . . . . . . . . . . . . 46
         10.10.  Additional Distribution Limitations . . . . . . . . . . 47
         10.11.  Direct Rollover Option. . . . . . . . . . . . . . . . . 48
         10.12.  Facility of Payment . . . . . . . . . . . . . . . . . . 49
         10.13.  No Assignment Permitted . . . . . . . . . . . . . . . . 49
         10.14.  Unclaimed Accounts; Notice. . . . . . . . . . . . . . . 51

                             TABLE OF CONTENTS
                                (Continued)


ARTICLE ELEVEN - ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . 51

         11.1.   Administration Committee. . . . . . . . . . . . . . . . 51
         11.2.   Powers of the Administration Committee. . . . . . . . . 52
         11.3.   Claims. . . . . . . . . . . . . . . . . . . . . . . . . 52
         11.4.   Scope of Responsibility . . . . . . . . . . . . . . . . 53
         11.5.   Expenses. . . . . . . . . . . . . . . . . . . . . . . . 54
         11.6.   Uniform Administration. . . . . . . . . . . . . . . . . 54
         11.7.   Trust Agreement . . . . . . . . . . . . . . . . . . . . 55

ARTICLE TWELVE - AMENDMENT, MERGER AND TERMINATION . . . . . . . . . . . 55

         12.1.   Amendment of Plan . . . . . . . . . . . . . . . . . . . 55
         12.2.   Merger. . . . . . . . . . . . . . . . . . . . . . . . . 55
         12.3.   Termination . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE THIRTEEN - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . 56

         13.1.   Limitation on Participants' Rights. . . . . . . . . . . 56
         13.2.   Heirs and Successors. . . . . . . . . . . . . . . . . . 57
         13.3.   Duration. . . . . . . . . . . . . . . . . . . . . . . . 57

                            TALLEY SAVINGS PLUS


                         PREAMBLE AND INTRODUCTION

         Effective January 1, 1984, TALLEY INDUSTRIES, INC. a Delaware corporation ("Talley"),established TALLEY SAVINGS PLUS (the "Plan") to make available to employees of the Company a program designed to provide an opportunity for systematic savings and to provide an opportunity for increased employee interest in the Company through acquisition of Talley stock, thereby to assist in the attraction and retention of qualified employees, to permit employee salary reduction contributions to be directed on a favorable tax basis through utilization of the provisions of
Section 401(k) of the Internal Revenue Code (the "Code") and to permit certain Talley contributions to qualify for Federal tax credits pursuant to Sections 41 and 409 of the Code. The Plan was thereafter amended and restated in its entirety on Septem-ber 30, 1985. It was subsequently amended to establish an "employee stock ownership plan" (as defined in Section 407(d)(6) of the Employee Retirement Income Security Act (the "Act") and
Section 4975(e)(7) of the Code that is designed to invest primar-ily in "qualifying employee securities" (as defined in Section 407(d)(5) of the Act and Section 4975(e)(8) of the Code) of the Company. The Plan was subsequently amended and restated in its entirety on February 27, 1987. It was thereafter amended several times. Effective January 1, 1994, Talley Manufacturing and Technology, Inc. (the "Company") became the sponsor of the Plan. By this instrument, the Company intends to amend and restate the Plan to comply with the Tax Reform Act of 1986, subsequent legislation and applicable regulations, and to make certain other revisions. It is the intention of the Company that the Plan, as it is constituted on and after the Effective Date, shall continue to be qualified under the provisions of Section 401(a) of the Code, as amended, and that the Trust Fund maintained pursuant to the Trust Agreement executed in connection with the Plan shall continue to be exempt from taxation pursuant to Section 501(a) of the Code, as amended.

                                ARTICLE ONE
                              EFFECTIVE DATE

         1.1. Effective Date. This amendment and restatement of the Plan is effective January 1, 1987, except as otherwise expressly provided.

         This Plan is not a new plan succeeding the Plan as constituted prior to the Effective Date, but is an amendment and restatement of the Plan as so constituted. The amount, right to and form of any benefits under this Plan, if any, of each person who is an employee after the Effective Date, or of any persons who are claiming rights or benefits derived through such an employee, shall be determined under this Plan. The amount, right to and form of benefits, if any, of each person who separated from employment with the Company prior to the Effective Date, or of persons who are claiming rights or benefits derived through such a former employee, shall be determined in accordance with the provisions of the Plan in effect on the date of termination of his employment, except as may be otherwise expressly provided under this Plan as required under the Code or the Act, unless he shall again become an employee after the Effective Date.


                                ARTICLE TWO
                       DEFINITIONS AND CONSTRUCTION

         2.1. Definitions. When a word or phrase shall appear in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section 2.1. The following words and phrases with the initial letter capitalized shall have the meanings set forth in this Section 2.1, unless a clearly different meaning is required by the context in which the word or phrase is used:

              (a) "Accounts" - The Participant's Company Con-tributions Account, Payroll Tax Credit Contributions
         Account and Payroll Deferral Contributions Account.

              (b) "Act" - The Employee Retirement Income Secu-rity Act of 1974, as the same may be amended from time to time.

              (c) "Administration Committee" - The Master Trust Administration Committee, or such other Committee appointed by the Board and certified to the Trustee, appointed to administer the terms and provisions of the Plan. The duties and responsibilities of the Adminis-tration Committee are more particularly described in ARTICLE ELEVEN of this Plan.

              (d) "Affiliate" - An entity that is a member of a "controlled group of corporations" (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code), an "affiliated service group" (within the meaning of Section 414(m) of the Code), or a group of trades or business under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that also includes the Company as a member; and any other entity required to be aggregated with the Company pursuant to regulations issued by the United States Treasury De-partment under Section 414(o) of the Code.

              (e) "Annual Addition" - The sum allocable to a Participant's separate Accounts (maintained pursuant to Section 6.1) for any Plan Year; such sum being composed of the amounts described in (1), (2) and (3) as follows:

                   (1)  The Company Contributions allocable for
              the Plan Year to the Company Contributions
              Account, including forfeitures allocable under
              Section 7.4 (computed as if no part of the Company Contribution is allocable to the Loan Suspense Account pursuant to Section 9.2 and is to be allo-cable only among Company Contribution Accounts);

                   (2) The Payroll Deferral Contributions allo-cable to a Participant's Payroll Deferral Contri-butions Account for the Plan Year; and

                   (3)  Amounts allocated to a medical account
              which must be treated as annual additions pursuant to Section 415(l)(1) or Section 419A(d)(2) of the Code.

         Any rollover contributions or transfers from other qualified plans, restorations of forfeitures, or other items similarly enumerated in Treasury Regulation Sec-tion 1.415-6(b)(3) shall not be considered in calculat-ing a Participant's Annual Additions for any Plan Year. In calculating Annual Additions for all defined contri-bution plans sponsored by the Company and its Affili-ates, after-tax employee contributions under all such plans shall constitute Annual Additions for a Plan Year. However, for purposes of calculating the "de-defined contribution plan fraction" for any Plan Year pursuant to Section 6.3, nondeductible employee contri-butions allocated to a Participant during any Plan Year commencing on or before December 31, 1986, will be considered to be part of the Annual Addition for that Plan Year only to the extent of the lesser of (i) the amount of nondeductible contributions in excess of six percent (6%) of the Participant's Compensation for that year or (ii) one-half (1/2) of the nondeductible con-tributions allocable during the year to the Partici-pant's accounts.

              (f) "Authorized Leave of Absence" - A leave of absence from the performance of active service for the Company that is authorized by the Company in accordance with the Company's uniformly applied rules regarding leaves of absence. An authorized leave of absence shall include temporary lay-off for a period of less than twelve (12) months, service as a member of the armed forces of the United States if the Employee returns to the employ of the Company within any period during which his reemployment rights are protected by law, maternity or paternity leave, and such other forms of leave as shall be determined in accordance with the Company's uniformly applied rules regarding leaves of absence. For purposes of this Section 2.1(f), "mater-nity or paternity leave" is a leave of absence granted as a result of (1) the pregnancy of the Employee, (2) the birth of a child of the Employee, (3) the placement of the child with the Employee in connection with the Employee's adoption of such child, or (4) the Employ-ee's decision to care for his or her child for the period beginning immediately following the child's birth or placement with the Employee.

              (g) "Base Pay" - The total amount of compensation in the form of regular salary, regular hourly wages, shift differential, commissions or piece-rate compensa-tion paid by the Company to a Participant for the performance of service or during paid time off. "Base Pay" shall include earnings in lieu of Base Pay, such as jury-duty pay, reserve pay, sick pay paid by the Company or an Affiliate (but not sick pay paid by an insurance company under a plan or arrangement estab-lished by the Company or an Affiliate), funeral leave and maternity pay. "Base Pay" shall also include the amount of Payroll Deferral Contributions that would have been paid to the Participant as current salary, hourly wage compensation or piece-rate compensation reportable on Internal Revenue Service Form W-2, but for the Participant's election to direct Payroll Defer-ral Contributions. "Base Pay" shall specifically not include bonuses, overtime pay, short-term disability pay, pay in lieu of vacation, directors' fees, moving and relocation reimbursements or allowances and any Company contributions or benefits under any other "employee benefit plan" (as defined in the Act), and any other deferred or "fringe" benefits. Only Base Pay paid during periods of actual Plan participation shall be includible as Base Pay hereunder. For Plan Years beginning prior to January 1, 1989, if the Plan is "top heavy" under Section 2.3, Base Pay in excess of Two Hundred Thousand Dollars ($200,000.00) shall be disre-garded for each Plan Year during which the Plan is "top heavy." For Plan Years beginning after December 31, 1988, but prior to January 1, 1994, Base Pay in excess of Two Hundred Thousand Dollars ($200,000.00) shall be disregarded for all purposes, and for Plan Years begin-ning after December 31, 1993, Base Pay in excess of One Hundred Fifty Thousand Dollars ($150,000.00) shall be disregarded for all purposes. The dollar limitation referred to in the preceding two sentences shall be adjusted for each Plan Year commencing after Decem-ber 31, 1987, to take into account any cost-of-living adjustment for that Plan Year under applicable regula-tions or rulings of the United States Treasury Depart-ment under Section 416(d)(2) and Section 415(d) of the Code (as modified by Section 401(e)(17) of the Code). Notwithstanding the foregoing, for purposes of applying the foregoing limitation to an Employee who is a "5-percent owner" as defined in Section 414(q)(3) of the Code, or a Highly Compensated Employee who is among the ten (10) most Highly Compensated Employees during the Plan Year, Base Pay paid to any member of the family of that Employee shall be deemed to have been paid directly to the Employee. For purposes of this Section, the term "family" shall mean the Employee's spouse and any lineal descendants of the Employee who have not attained the age of nineteen (19) years prior to the end of the Plan Year. If the foregoing dollar limitation (as adjusted for cost-of-living increases) is exceeded as a result of the application of the foregoing rules, the Base Pay of the Employee and any affected family members taken into account for purposes of this Plan shall be reduced by each individual's proportionate share of Base Pay in excess of such limitation. Each individual's proportionate share of such excess amount shall be an amount which bears the same ratio to the excess amount as the individual's Base Pay (determined without regard to the dollar limitation (as adjusted for cost-of-living increases)) bears to the aggregated Base Pay of the Employee and any affected family members (determined without regard to the foregoing dollar limitation (as adjusted for cost-of-living increases)).

              (h) "Beneficiary" - The person or persons desig-nated to receive benefits under this Plan in the event of death of the Participant, as provided in Section
         10.8.

              (i) "Benefit Commencement Date" - The first day on which all events (including the passing of the day on which benefits are scheduled to commence) have oc-curred which entitle the Participant to receive his first benefit payment from the Plan.

              (j)  "Board" - The Board of Directors of the
         Company.

              (k) "Break in Continuous Service" - A twelve (12) continuous month period, commencing with an Employee's

         Termination Date, during which the Employee is not credited with at least one Hour of Service.

              (l) "Code" - The Internal Revenue Code of 1986, as the same may be amended from time to time.

              (m) "Company" - Talley Industries, Inc., a Dela-ware corporation, provided that, effective January 1, 1994, "Company" shall mean Talley Manufacturing and Technology, Inc., a Delaware corporation, and each corporation that succeeds to substantially all the business of the Company and elects to continue the Plan hereunder. The term "Company" as used hereunder shall include Affiliates that have adopted this Plan by action of their respective boards of directors and with the consent of the Board. Adopting Affiliates shall be deemed to have delegated to the Board all authority to appoint and remove members of the Administration Com-mittee and the Trustee and to amend or terminate the Plan.

              (n) "Company Contribution" - The amount regularly contributed to the Trust Fund for the Plan Year by the Company for the benefit of the Participants, in accor-dance with Section 5.1(a).

              (o) "Company Contributions Account" - The account established pursuant to Section 6.1 to which Company Contributions (including forfeitures allocated as a part of the Company Contribution) and Discretionary Company Contributions (including forfeitures allocated as a part of the Discretionary Company Contribution) are credited.

              (p) "Company ESOP Contributions" - The amount contributed to the Trust Fund for the Plan Year by the Company in its discretion in accordance with Section
         5.1(c).

              (q) "Company Securities" - Common capital stock and Series B $1.00 Cumulative Convertible Preferred Stock of Talley Industries, Inc., and "qualifying employer securities" of Talley Industries, Inc., as defined in Section 407(d)(5) of the Act and Section 4975(e)(8) of the Code and the applicable regulations issued thereunder.

              (r) "Compensation" - All wages, salaries, and fees for professional services and other amounts re-ceived for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                   (1)  Company contributions to a plan of de-
              ferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of de-ferred compensation;

                   (2)  Amounts realized from the exercise of a
              non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer sub-ject to a substantial risk of forfeiture;

                   (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                   (4)  Other amounts which receive special tax
              benefits.

         For purposes of this paragraph, Compensation for a Plan Year is the Compensation actually paid or includible in gross income during such year. For Plan Years begin-ning prior to January 1, 1989, if the Plan is "top heavy" under Section 2.3, Compensation in excess of Two Hundred Thousand Dollars ($200,000.00) shall be disre-garded for each Plan Year during which the Plan is "top heavy." For Plan Years beginning after December 31, 1988, but prior to January 1, 1994, Compensation in excess of Two Hundred Thousand Dollars ($200,000.00) shall be disregarded for all purposes, and for Plan Years beginning after December 31, 1993, Compensation in excess of One Hundred Fifty Thousand Dollars ($150,000.00) shall be disregarded for all purposes. The dollar limitation referred to in the preceding two sentences shall be adjusted for each Plan Year commenc-ing after December 31, 1987, to take into account any cost-of-living adjustment for that Plan Year under applicable regulations or rulings of the United States Treasury Department under Section 416(d)(2) and Section 415(d) of the Code (as modified by Section 401(a)(17) of the Code). Notwithstanding the foregoing, for pur-poses of applying the foregoing limitation to an Em-ployee who is a "5-percent owner" as defined in Section 414(q)(3) of the Code, or a Highly Compensated Employee who is among the ten (10) most Highly Compensated

         Employees during the Plan Year, Compensation paid to any member of the family of that Employee shall be deemed to have been paid directly to the Employee. For purposes of this Section, the term "family" shall mean the Employee's spouse and any lineal descendants of the Employee who have not attained the age of nineteen (19) years prior to the end of the Plan Year. If the forego-ing dollar limitation (as adjusted for cost-of-living increases) is exceeded as a result of the application of the foregoing rules, the Compensation of the Employ-ee and any affected family members taken into account for purposes of this Plan shall be reduced by each individual's proportionate share of Compensation in excess of such limitation. Each individual's propor-tionate share of such excess amount shall be an amount which bears the same ratio to the excess amount as the individual's Compensation (determined without regard to the dollar limitation (as adjusted for cost-of-living increases)) bears to the aggregated Compensation of the Employee and any affected family members (determined without regard to the foregoing dollar limitation (as adjusted for cost-of-living increases)).

              (s) "Continuous Service" - The service of the Employee measured in years and completed calendar months, based on the period of elapsed time of Employ-ment, as provided in the applicable regulations of the United States Treasury Department (as of the Effective Date, Treas. Reg. 1.410(a)-7). For purposes of deter-mining Continuous Service, periods of Employment as an employee of an Affiliate (while such an Affiliate is an Affiliate) shall be deemed to be Employment with the Company. Continuous Service shall be measured in a twelve (12) month period, commencing with the first Hour of Service, or the anniversary of the first Hour of Service. The determination of Continuous Service shall be subject to the following rules: (1) Continuous Service shall not be interrupted in the event the Employee is on an Authorized Leave of Absence, and (2) Continuous Service shall be interrupted on the Employ-ee's Termination date, unless the Employee again recom-mences Employment prior to the occurrence of a Break in Continuous Service.

              (t) "Discretionary Company Contribution" - The amounts contributed to the Trust Fund by the Company pursuant to Section 5.1(b).

              (u) "Disability" - The inability of the Employee to engage in any substantial gainful activity with the Company by reason of any medically determinable physi-cal or mental impairment that can be expected to result in death or to be of long-continued or indefinite duration. An Employee shall be conclusively presumed to be disabled when so certified by a physician who is appointed by the Administration Committee. The Admin-istration Committee will determine Disability, and its determination shall be binding and conclusive upon all persons whomsoever, provided that the Administration Committee may reconsider and revise its determination.

              (v) "Effective Date" - January 1, 1987, except as otherwise expressly noted.

              (w) "Employee" - Each person who is receiving remuneration or who is entitled to remuneration for services rendered to the Company in the legal relation-ship of employer and employee and not in the relation-ship of a private contractor (or who would be receiving or be entitled to remuneration were such person not on an Authorized Leave of Absence). Employees who are covered by a collective bargaining agreement with a union with whom the Company or an Affiliate or its representative has bargained in good faith over retire-ment benefits and individuals who are deemed to be employees solely by reason of their status as "leased employees" (as defined in Section 414(n) of the Code) of the Company shall not be deemed to be Employees under this Plan. When the term "Employee" appears in this Plan without being initially capitalized, such term shall include all employees of the Company, in-cluding employees subject to a collective bargaining agreement and those individuals who are deemed to be "leased employees" (as defined in Section 414(n) of the Code) of the Company.

              (x) "Employment" - The service of any person who is engaged in rendering personal services to the Com-pany, or an Affiliate, as an Employee and not in a private contractual capacity. Employment shall be measured form the first Hour of Service of the Employee during his first period of Employment, or, in the event of reemployment following a Break in Continuous Ser-vice, when credit for Continuous Service is forfeited under Section 3.4, from the first Hour of Service following the Break in Continuous Service.

              (y) "Highly Compensated Employee" - All Employees who are "highly compensated active employees" and "highly compensated former employees" as described in this Section 2.1(y).

                   (1)  A "highly compensated active employee"
              is an Employee who performs services for the Com-pany or its Affiliates during the current Plan
              Year (the "determination year") and who:

                        (A)  During the determination year, or
                   during the preceding Plan Year, is or was a "five percent owner" as described in Section 416(i)(1) of the Code and applicable regula-tions thereunder; or

                        (B)  For both the current and preceding
                   Plan Year (i) receives compensation in excess of Seventy-Five Thousand Dollars ($75,000.00) from the Company or one or more of its Affil-iates; (ii) is a corporate officer (within the meaning of Code Section 414(q)(5)) of the Company or one or more of its Affiliates whose level of compensation places him in a class consisting of the fifty (50) highest paid corporate officers of the Company and its Affiliates and exceeds fifty percent (50%) of the applicable dollar limitation under Section 415(b)(1)(A) of the Code; or
                   (iii) receives compensation from the Company or its Affiliates in excess of Fifty Thousand Dollars ($50,000.00) and is ranked within the highest-paid twenty percent (20%) of Employ-ees of the Company and Affiliates, ranked in terms of compensation (the "top paid group"). The dollar limitations set forth in this
                   Section 2.1(y)(1)(B) shall be adjusted each year beginning in 1989 to take into account any cost-of-living increase adjustment allow-able pursuant to applicable rulings or regu-lations of the United States Treasury Depart-ment under Code Section 415(d); or

                        (C)  Satisfies one or more of the re-
                   quirements of Section 2.1(y)(1)(B)(i), (ii) and (iii) for the determination year and is one of the one hundred (100) most highly compensated Employees of the Company and its Affiliates during the determination year.

                   (2)  A "highly compensated former employee"
              is any individual formerly employed by the Company or its Affiliates who satisfied the definition of "highly compensated active employee" set forth above, at the time he separated from employment or at any time after he attained fifty-five (55) years of age. No highly compensated former em-ployee shall be considered a member of (A) the 100 most highly compensated Employees of the Company,

          (B) the group of includible officers or (C) the top-paid group (as defined in Section 2.1(y)(1)(B)). If, at any time prior to the ter-mination of employment and prior to attaining fifty-five (55) years of age, a highly compensated active employee receives compensation which is less than fifty percent (50%) of the Employee's annual average compensation for the three (3) con-secutive years preceding the determination year, and if, under all the facts and circumstances, such Employee's future services for and compensa-tion from the Company will not rise above that amount, then such Employee shall be deemed to be a highly compensated former employee upon his actual separation from employment with the Company.

                   (3)  For purposes of determining who is a
              "Highly Compensated Employee," the following rules shall apply:

                        (A)  The compensation of a "5-percent
                   owner" or of an Employee who is among the ten
                   (10) most highly paid Employees of the Compa-ny or its Affiliates (determined without regard to the provisions of this paragraph) shall include compensation paid by the Compa-ny or its Affiliates to the members of the "family" (as defined in Code Section 414(q)(6)(B)) of such Employee. For this purpose, such family members shall not be treated as separate Employees of the Company and its Affiliates.

                        (B)  The following employees shall be
                   excluded from the definition of "Employee" for purposes of determining which employees shall be included in the top-paid group:

                             (i)  Employees who have not com-
                        pleted six (6) months of service during
                        the current and prior calendar years;

                            (ii)  Employees who work for the
                        Company less than seventeen and one-half
                        (17-1/2) hours per week during fifty
                        percent (50%) or more of the weeks
                        worked by such Employees;

                           (iii)  Employees who normally work
                        for the Company during not more than six
                        (6) months in any year;

                            (iv)  Employees who have not at-
                        tained twenty-one (21) years of age;

                             (v)  Employees who are nonresident
                        aliens and who have not earned U.S.
                        source income from the Company; and

                            (vi)  Employees covered under the
                        terms of a "collective bargaining agree-ment" (within the meaning of Code Sec-tion 7701(a)(46) and the regulations thereunder) if ninety percent (90%) of the Employees of the Company are covered by one or more such agreements, and the Plan covers only Employees who are not so covered.

              At the election of the Administrative Committee, the age and service requirements in this Section
              2.1(y)(3)(B) may be reduced (but not to less than zero).

                   (C)  "Compensation" shall have the meaning
              set forth in Section 2.1(r), as adjusted to in-clude all elective contributions made by or on behalf of an Employee or a member of his family (as defined in Code Section 414(q)(6)(B)) to a cash or deferred arrangement pursuant to Code
              Section 402(a)(8); a simplified employee pension plan pursuant to Code Section 402(h)(1)(B); a cafeteria plan within the meaning of Code Section 125; or a tax-sheltered annuity as defined in Code
              Section 403 where contributions are made pursuant to a salary reduction agreement.

                   (D)  The Company may make a calendar year
              election for purposes of determining the Highly Compensated Employees for the Plan Year, as pro-vided in the applicable regulations issued under
              Section 414(q) of the Code.

              (z)  "Hour of Service" -

                   (1) An hour for which an Employee is direct-ly or indirectly compensated, or is entitled to compensation, by the Company or an Affiliate for the performance of duties.

                   (2) An hour for which an Employee is direct-ly or indirectly compensated, or is entitled to compensation, by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employ-ment relationship has terminated) due to vacation, holiday, illness, incapacity (including disabili-ty), layoff, jury duty, military duty or any leave of absence. Hours of Service credited under this
              Section 2.1(z)(2) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations governing the computation of Hours of Service, which are incorporated herein by this reference.

                   (3) An hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Company or an Affiliate. The same Hours of Service shall not be credited both under Section 2.1(z)(1) or (2) above, as the case may be, and under this Section 2.1(z)(3).

                   (4)  Employees shall also be credited with
              any additional Hours of Service required to be credited pursuant to any Federal law other than the Act or the Code.

              (aa) "Inactive Participant" - A Participant who is not entitled to make or direct Payroll Deferral Contri-butions under the Plan.

              (bb) "Key Employee" - An Employee or former Em-ployee who is or was, at any time during the Plan Year ending on the "determination date" (as defined in Section 2.3) or during any of the four (4) preceding Plan Years:

                   (1)  A corporate officer of the Company who
              is or was among the fifty (50) highest paid offi-cers and whose Compensation exceeds fifty percent (50%) of the applicable dollar limitation in Sec-tion 415(b)(1)(A) of the Code (as such sum shall be adjusted for each Plan Year commencing after December 31, 1987, to take into account any cost-of-living increase adjustment for that Plan Year pursuant to the applicable regulations or rulings of the United States Treasury Department under Section 415(d) of the Code). The number of Employees treated as officers hereunder shall not exceed ten percent (10%) of all employees, ranked in order of Compensation from highest to lowest.

                   (2) An Employee (i) whose ownership interest in the Company is more than one-half of one per-cent (.5%) in value, (ii) whose ownership interest is among the ten (10) largest ownership interests of shareholders who are Employees and (iii) whose Compensation exceeds the applicable dollar limita-tion of Section 415(c)(1)(A) of the Code (as such sum shall be adjusted for each Plan Year commenc-ing after December 31, 1987, to take into account any cost-of-living increase adjustment for that Plan Year pursuant to the applicable regulations or rulings of the United States Treasury Depart-ment under Section 415(d) of the Code). If two
              (2) or more Employees have equal ownership inter-ests in the Company, the Employee or Employees re-ceiving the greater Compensation shall be treated owning the larger interest or interests in the Company.

                   (3) An Employee who owns more than five per-cent (5%) of the issued and outstanding shares of stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company.

                   (4)  An Employee who owns more than one per-
              cent (1%) of issued and outstanding shares of stock of the Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Company and whose Com-pensation is more than One Hundred Fifty Thousand Dollars ($150,000.00).

         The Beneficiary of a Key Employee who is receiving or has received benefits under the Plan during the Plan Year or any of the four (4) preceding Plan Years shall also be a Key Employee. For purposes of this Section 2.1(bb), ownership shall be determined under Section 318 of the Code, as modified by Section 416(i)(1)(B)(iii) of the Code.

              (cc) "Loan Suspense Account" - The suspense ac-count created in accordance with Section 9.3 to provide for the crediting of Company Securities in accordance with ARTICLE NINE and Section 4975(d)(3) of the Code and the applicable regulations thereunder.

              (dd) "Participant" - Each Employee who as of or after the Effective Date has satisfied the eligibility requirements specified in Section 3.1 and has elected to participate in accordance with Section 3.2.

              (ee) "Payroll Deferral Contributions" - The con-tributions of the Company directed by a Participant pursuant to Section 4.1 of the Plan.

              (ff) "Payroll Deferral Contributions Account" - The separate bookkeeping account established pursuant to Section 6.1 to record and credit the Payroll Defer-ral Contributions made on behalf of a Participant and the net gains and losses thereon.

              (gg) "Payroll Tax Credit Contributions Account" - The account established pursuant to Section 6.1 to which "Payroll Tax Credit Contributions," made by the Company in accordance with the terms and provisions of the Plan as in effect prior to January 1, 1987, are allocated.

              (hh) "Plan" - TALLEY SAVINGS PLUS, as set forth herein and as the same may be amended from time to time.

              (ii) "Plan Year" - The fiscal year used pursuant to this Plan, which is the calendar year commencing each January 1.

              (jj) "Retirement Plan" - The Retirement Plan of Talley Industries, Inc. (effective January 1, 1994, the Retirement Plan of Talley Manufacturing and Technology, Inc.), as amended from time to time. For purposes of Sections 6.3 and 10.1, the term "Retirement Plan" shall also refer to any "employee pension benefit plan" (as defined in the Act) of an Affiliate intended to qualify under Section 401(a) of the Code (other than a plan intended to satisfy the requirements of Section 401(k) of the Code).

              (kk) "Termination Date" - The earlier of (1) the date on which an Employee quits, retires, is discharged or dies, or (2) the first anniversary of the first day of the period during which the Employee was absent from service with the Company for any reason other than resignation, retirement, discharge or death.

              (ll) "Trust Agreement" - The trust agreement exe-cuted in connection with this Plan to provide for the administration and investment of the Trust Fund.

              (mm) "Trust Fund" - The fund held by the Trustee to contain Company Contributions, Discretionary Company Contributions, Payroll Tax Credit Contributions made pursuant to the Plan as in effect prior to January 1, 1987, and Payroll Deferral Contributions, together with the forfeitures, gains and income thereon, to be held, administered and distributed under this Plan and the Trust Agreement.

              (nn) "Trustee" - The trustee or trustees appointed under the Trust Agreement.

              (oo) "Valuation Date" - The date for valuing the assets of the Trust Fund, which shall be the last business day of each calendar month.

              (pp) "Year of Eligibility Service" - A consecutive twelve (12) month period in which the Employee is credited with at least one thousand (1,000) Hours of Service. The twelve (12) month period shall commence on the date the Employee is first credited with an Hour of Service. After this initial computation period, the subsequent twelve (12) month period shall commence on the first day of the Plan Year that commences within the initial twelve (12) month period in which a Year of Eligibility Service was to be credited. Thereafter, Years of Eligibility Service shall be measured on the Plan Year.

         2.2. Construction. The masculine gender, where ap-pearing in this Plan, shall include the feminine gender, and vice-versa, and the singular may include the plural, and vice-versa, unless the context clearly indicates to the contrary. The term "delivered to the Administration Committee," as used in this Plan, shall include delivery to a person or persons designated by the Administration Committee for the disbursement and receipt of administrative forms. Delivery shall be deemed to have occurred only when the form or other communication is actually received, and, with respect to the receipt of forms effective as of a payroll period, delivery effective for the payroll period must be made within the time indicated by the Administration Committee for receipt of such form or other communication to be effective as of the next-occurring payroll period. Any such rule with respect to delivery shall be uniformly applicable to all Employ-ees. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced according to the laws of the State of Arizona and shall be administered according to the laws of such state, except as otherwise required by the Act, the Code or other Federal law. It is the intention of the Company that the Plan as amended herein shall continue to constitute a quali-fied stock bonus plan under the provisions of Section 401(a) of the Code, and that the Trust Fund maintained pursuant to the Trust Agreement shall continue to be exempt from taxation pursu-ant to Section 501(a) of the Code. This Plan shall be construed in a manner consistent with the Company's intention.

         2.3. Determination of "Top Heavy" Status. In the event that the Plan shall become "top heavy" or "super top heavy," as determined under this Section 2.3, certain additional provisions of this Plan will become operative (for such period as the Plan shall be "top heavy" or "super top heavy"). The provisions of this Section 2.3 shall supersede any conflicting provisions of this Plan.

         The Plan will be "top heavy" for a Plan Year if, on the last day of the prior Plan Year (the "determination date"), more than sixty percent (60%) of the cumulative balances credited to all Accounts of all Participants are credited to or allocable to the Accounts of Key Employees. The Plan will be "super top heavy" for a Plan Year if, on the determination date, more than ninety percent (90%) of the cumulative balances credited to all Accounts of all Participants are credited to or allocable to the accounts of Key Employees. The balance credited to or allocable to a Participant's Accounts for purposes of this Section 2.3 shall include contributions made on or before the determination date, together with distributions made during such Plan Year and in the preceding four (4) Plan Years. The Accounts of a Partici-pant who was formerly a Key Employee and the Accounts of a Participant who has not performed any services for the Company or an Affiliate during the five (5) year period ending on the determination date shall not be taken into account for purposes of this Section 2.3. The value of Accounts shall be determined as of the date on which the determination under this Section 2.3 is made.

         Notwithstanding anything in this Section 2.3 to the contrary, however, in the event that the Plan shall be determined by the Administrative Committee (in its sole and absolute discre-tion, but pursuant to the provisions of Section 416 of the Code) to be a constituent in an "aggregation group," this Plan shall be considered "top heavy" or "super top heavy" only if the "aggrega-tion group" is a "top heavy group" or "super top heavy group." For purposes of this Section 2.3, an "aggregation group" shall include each plan intended to qualify under Section 401(a) of the Code sponsored by the Company or an Affiliate in which one (1) or more Key Employees participate and each other plan of the Company or an Affiliate that is considered in conjunction with such other plans in determining whether or not the nondiscrimination and coverage requirements of Section 401(a)(4) or Section 410 of the Code are met, and may include, in the sole and absolute discre-tion of the Administrative Committee, any other such plan of the Company or an Affiliate which, if considered in conjunction with the plans required to be included in an "aggregation group," satisfies the nondiscrimination and coverage requirements of
Section 401(a)(4) and Section 410 of the Code. A "top heavy group," for purposes of this Section 2.3, is an "aggregation group" in which the sum of the "present values" of the "cumula-tive accrued benefits" (as determined under this Section 2.3) of

Key Employees under all "defined benefit plans" (as defined in Section 414(j) of the Code) and the aggregate of amounts consid-ered to be credited to accounts pursuant to this Section 2.3 under all "defined contribution plans" (as defined in Section 414(i) of the Code) included in such group exceeds sixty percent (60%) of the total such amount for all Employees covered by such plans. A "super top heavy group" shall be determined under the same procedures, but substituting the term "ninety percent (90%)" for the term "sixty percent (60%)."

         The "present value" of a "cumulative accrued benefit" shall be the actuarial equivalent discounted value of a periodic benefit, determined pursuant to applicable regulations under
Section 416 of the Code using the interest and mortality assump-tions designated in the applicable defined benefit plans for purposes of determining actuarial equivalency.


                               ARTICLE THREE
                       ELIGIBILITY AND PARTICIPATION

         3.1. Eligibility. Each Employee who is a Participant in the Plan as of the Effective Date shall continue to be a Participant on the Effective Date. Each Employee who has at-tained the age of twenty-one (21) years and completed a Year of Eligibility Service prior to or as of the Effective Date shall be eligible to participate as of the Effective Date. Each Employee who is not eligible to participate as of the Effective Date shall be eligible to participate as of the first day of the first calendar month coincident with or following the later of (a) the date on which the Employee shall attain the age of twenty-one
(21) years, or (b) the date on which he is credited with a Year of Eligibility Service, unless he shall leave employment with the Company prior to such date. Notwithstanding anything to the contrary in this Plan, Employees who are covered by a collective bargaining agreement with a union with whom the Company or an Affiliate or its representative has bargained in good faith over retirement benefits shall not be eligible to participate in this Plan unless their collective bargaining agreement provides for participation in this Plan. Individuals who are "leased employ-ees" of the Company (within the meaning of Section 414(n) of the Code) shall not be eligible to participate in the Plan.

         3.2. Participation. Participation in the Plan is entirely voluntary. Each Employee who is eligible to become a Participant pursuant to Section 3.1 may become a Participant by signing an enrollment form provided by the Administration Com-mittee and delivering the form to the Administration Committee. The enrollment form shall authorize compensation reductions in an amount equal to the amount of Payroll Deferral Contributions elected by the Participant. The Participant shall designate on the form the amount of his directed Payroll Deferral Contribu-tions, subject to the right of the Administration Committee to refuse to accept the Participant's designation if the Administra-tion Committee determines that the designation would cause the Plan to fail to satisfy the requirements of Section 4.1. The Base Pay of an Employee who elects to direct Payroll Deferral Contributions shall be reduced by an amount not to exceed five percent (5%) of his Base Pay and the cumulative amount of the reduction authorized by such Participants shall be retained by the Company. All forms to be delivered to the Administration Committee pursuant to this Section 3.2 must be received by the Administration Committee within any uniform period prescribed by the Administration Committee in order for the forms to be effec-tive as of a particular payroll period. If a form is not re-ceived by the Administration Committee prior to the close of such period, it shall be given effect (if then valid) as of the next succeeding payroll period when the form would have been effective (if timely received).

         3.3. Crediting of Service.  Except as provided in
Section 3.4, all years of Continuous Service and all Years of Eligibility Service shall be taken into account under this Plan. An Authorized Leave of Absence granted by the Company for which an Employee is not compensated shall be disregarded in determin-ing whether the Employee has satisfied the eligibility require-ments specified in Section 3.1. An Employee's participation in the Plan, but not his right, if any, to payment of benefits, shall be terminated upon his Termination Date, or upon his loss of status as an Employee eligible to participate in the Plan. A Participant shall be an Inactive Participant during an Authorized Leave of Absence.

         3.4. Break in Continuous Service. In the event that a Participant credited with one (1) or more years of Continuous Service shall sustain a Break in Continuous Service, the Par-ticipant's years of Continuous Service prior to the Break in Continuous Service shall be credited to him only after the Par-ticipant is credited with a year of Continuous Service after the Break in Continuous Service.

         If an Employee separates from employment with the Com-pany and is later rehired, he shall remain credited with all Years of Service and years of Continuous Service credited to him during his prior period of employment and if the Employee shall have then satisfied the requirements of Section 3.1, he shall be eligible to apply for participation as of his date of rehire, as provided in Sections 3.1 and 3.2. If a rehired Employee would on his rehire date still have the status of an Inactive Participant had he not separated from employment, he shall remain an Inactive Participant until he would otherwise qualify for active partici-pation.

         3.5. Affiliated Corporations. For purposes of comput-ing an Employee's Years of Eligibility Service and years of Continuous Service, employees of Affiliates shall be given credit for periods of employment with such Affiliates (while such Affiliates were Affiliates) in the event that they become Employ-ees as though during such periods they were Employees of the Company. Persons employed by a corporation that is acquired by the Company or by an Affiliate of the Company shall be credited with service under the Plan in the event that they become employ-ees only to the extent required under regulations of the United States Treasury Department under Section 414(a)(2) of the Code.

         3.6. Change of Status or Job Classification. In the event that the status or job classification of a Participant changes, without termination of employment with the Company, so that he no longer meets the definition of "Employee," as defined in Section 2.1, he shall become an Inactive Participant. In the event that an Employee who was ineligible to participate in the Plan because of his status as an employee covered by a collective bargaining agreement not providing for participation in the Plan or as a "leased employee" becomes eligible to participate due to a change in his status or job classification, his years of Continuous Service and Years of Eligibility Service prior to his change of status or job classification shall be credited to him, subject to Sections 3.3 and 3.4. In the event that a Participant ceases to be an Employee, as defined in Section 2.1, as a result of his transfer to an Affiliate not participating in the Plan, then he shall become an Inactive Participant until returning to the status of an Employee eligible for participation (in which event he may recommence active participation in accordance with the terms of this Plan), or until his separation from Employment with the Company and its Affiliates, for any reason, whichever first occurs.


                               ARTICLE FOUR
                      PAYROLL DEFERRAL CONTRIBUTIONS

         4.1. Payroll Deferral Contributions. For each calendar month of the Plan Year, there shall be payable from the Company on behalf of Plan Participants who have elected to direct Payroll Deferral Contributions a "compensation reduction distribution." The amount of the compensation reduction distribution shall be equal to the amount of the aggregate reduction of Base Pay of all Participants who have elected to direct Payroll Deferral Contri-butions for such calendar month of the Plan Year. Each Partici-pant who has elected to direct Payroll Deferral Contributions shall be entitled to allocation of a distributive share of the compensation reduction distribution equal to the amount of Payroll Deferral Contributions elected by the Participant, not to exceed five percent (5%) of his Base Pay for such month. Each Participant who has elected to direct Payroll Deferral Contribu-tions who is not an Inactive Participant may elect to have contributed a Payroll Deferral Contribution by the Company to the Trust Fund out of his share of the compensation reduction distri-bution, subject to termination or suspension of the right to direct Payroll Deferral Contributions. Payroll Deferral Contri-butions shall be directed in whole percentage increments of Base Pay, from one percent (1%) to five percent (5%) of Base Pay, as the Participant shall elect on a form provided by and delivered to the Administration Committee.

         In no event shall the Payroll Deferral Contribution made on behalf of a Participant for a Plan Year exceed the lesser of five percent (5%) of his Base Pay for the Plan Year or Seven Thousand Dollars ($7,000.00) (as adjusted each Plan Year for cost-of-living increases in accordance with Section 402(g)(5) of the Code and the regulations thereunder) in the aggregate. In applying the Seven Thousand Dollar ($7,000.00) limitation re-ferred to in the prior sentence, amounts contributed by a Partic-ipant on a pre-tax basis to any other qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), any elective employer contributions to a simplified employee pension plan which are not included in the Participant's gross income due to Section 402(h)(1)(E) of the Code and any employer contribution used to purchase an annuity contract under Section 403(b) of the Code pursuant to a salary reduction arrangement (within the meaning of Section 3121(a)(5)(E) of the Code) shall be taken into account. If the sum of the foregoing contributions and the Participant's Payroll Deferral Contributions under this Plan for any Plan Year exceeds Seven Thousand Dollars ($7,000.00) (as adjusted for that Plan Year for cost-of-living increases in accordance with Code Section 402(g)(5) and the regulations issued thereunder), the Participant may elect to have the excess amount returned to him from this Plan by advising the Administration Committee of the excess contributions and requesting the return of all or any portion of such excess contributions from the Plan. Such notice must be in writing in a form acceptable to the Administration Committee and be received by the Administration Committee no later than March 1 of the Plan Year following the Plan Year for which the excess contributions were made. The Administration Committee may, in its sole and absolute discre-tion, return any excess contributions together with any income thereon, to the Participant by April 15 of the Plan Year follow-ing the Plan Year for which the excess contributions were made.

         In the event that the Administration Committee deter-mines, in its sole and absolute discretion, that the average rate of Payroll Deferral Contributions (as a percentage of compensa-tion) made on behalf of Highly Compensated Employees, would cause discrimination under Section 401(k)(3)(A) of the Code and Trea-sury Regulations Sections 1.401(k)-1(b) and 1.401(m)-2, the Administration Committee shall direct the Trustee to refund the Payroll Deferral Contributions directed by Highly Compensated

Employees, plus any earnings thereon, prior to the expiration of the two and one-half (2-1/2) month period beginning after the end of the Plan Year of deferral, until the Plan is no longer dis-criminatory under Section 401(k)(3)(A) and Treasury Regulations Sections 1.401(k)-1(b) and 1.401(m)-2. The Payroll Deferral Contributions and the earnings thereon of those Highly Compensat-ed Employees having the highest rate of Payroll Deferral Contri-butions (as a percentage of compensation) within such group of Participants shall be refunded first until the Plan is no longer discriminatory under Section 401(k)(3)(A) and Treasury Regula-tions Sections 1.401(k)-1(b) and 1.401(m)-2. For purposes of this Section 4.1, "compensation" shall be determined in accor-dance with Section 414(s) of the Code. Any such refund shall be limited to the amount that, in the judgment of the Administration Committee, is expected to meet the requirements of Section 401(k)(3)(A) of the Code and Treasury Regulations Sections 1.401(k)-1(b) and 1.401(m)-2.

         4.2. Designation and Change of Designation of Payroll Deferral Contributions. All designations or changes of desig-nation of the amount of Payroll Deferral Contributions shall be made on forms supplied by the Administration Committee, signed by the Participant and delivered to the Administration Committee. A designation or change of designation shall be effective as of the first payroll period in which the form is received by the Admin-istration Committee prior to the close of the uniform period prescribed by the Administration Committee for a form to be effective with respect to a particular payroll period. A desig-nation form shall be effective until it is succeeded by another valid designation form, until the Participant becomes an Inactive Participant, or until the Participant's right to direct and make Payroll Deferral Contributions is otherwise suspended or termi-nated. A Participant may change his rate of Payroll Deferral Contributions not more than two (2) times per Plan Year. All designations or changes of designation shall be subject to the right of the Administration Committee to refuse to accept a designation or change of designation, if the Administration Committee concludes that such designation or change of designa-tion would cause the Plan to be discriminatory under Section 4.1.

         4.3. Suspension of Payroll Deferral Contributions. A Participant may suspend Payroll Deferral Contributions as of the first day of any calendar month. A suspension may last indefi-nitely, but shall not be made for a period of less than six (6) calendar months. A Participant who has suspended Payroll Defer-ral Contributions pursuant to this Section 4.3 shall be an Inactive Participant and shall not be entitled to resume direct-ing Payroll Deferral Contributions until the first day of the month next following a period of at least six (6) calendar months from the effective date of suspension. At such time he may recommence contributions in accordance with Section 4.2. Suspen-sion of Payroll Deferral Contributions shall be made on a form supplied by the Administration Committee, signed by the Partici-pant and delivered to the Administration Committee within the uniform period prescribed by the Administration Committee for receipt of forms to be effective as of a particular payroll period. Recommencement of Payroll Deferral Contributions shall be made only when the Participant subsequently so directs. While a Participant is on an Authorized Leave of Absence, he shall be an Inactive Participant, and may recommence directing and/or making Payroll Deferral Contributions following his return to active employment in accordance with Section 4.2. A Participant shall not be entitled to "make-up" suspended Payroll Deferral Contributions.


                               ARTICLE FIVE
                           COMPANY CONTRIBUTIONS

         5.1. Company Contributions.

         (a) Each calendar month the Company shall contribute to the Trust Fund an amount equal to fifty percent (50%) of the Payroll Deferral Contributions directed and/or withheld during such calendar month and not withdrawn during such calendar month.

         (b) In addition to its regular monthly Company Con-tribution, the Company may make a Discretionary Company Contri-bution to the Plan on behalf of Participants in such amounts, if any, as shall be determined from time to time by the Company.
The Discretionary Company Contribution for a Plan Year, when added to the Payroll Deferral Contributions of the Participants and the regular monthly Company Contribution, shall in no event be more than shall be allowable as a deduction for Federal income tax purposes. Discretionary Company Contributions need not be made from the Company's current or accumulated net profits.

         (c) The Company may, in it sole and absolute discre-tion, contribute an additional amount to the Trust Fund as a Company ESOP Contribution for purposes of paying all or part of the interest on an exempt loan under ARTICLE NINE.

         5.2. Payment of Contributions. Monthly Company Con-tributions and Payroll Deferral Contributions shall be paid to the Trustee by the Company as soon as practicable after the end of the calendar month for which such contributions are made and Discretionary Company Contributions may be made at any time during the Plan Year or as soon as practicable after the end of the Plan Year. In no event, however, shall Company Contribu-tions, Payroll Deferral Contributions and Discretionary Contri-butions be paid by the Company later than the date by which the Company's Federal income tax return must be filed, including any extensions of such date. Such contributions may be made in cash, in "qualifying employer securities" (as defined in Section

407(d)(5) of the Act) that consist of Company Securities, includ-ing treasury stock or newly issued shares of stock previously authorized and unissued, in other property acceptable to the Trustee, or in any combination of such property, as the Company shall determine, in its sole discretion. For purposes of deter-mining the amount of such contribution, Company Securities shall be valued at fair market value, as published in the Wall Street Journal or other generally accepted comparable financial publica-tion for the last business day of the calendar month for which such Company Contribution, Payroll Deferred Contribution and/or Discretionary Company Contributions is made. If, on any date as of which a price determination is to be made, the New York Stock Exchange is closed or Company Securities are not traded, then the determination will be made on the basis of prices quoted for the immediately preceding day on which the New York Stock Exchange was open or such stock was traded. All contributions by the Company are expressly conditioned on such contributions being allowed as a deduction for Federal income tax purposes. All amounts paid into the Trust Fund by the Company shall constitute irrevocable contributions to the Trust Fund, provided that in the event that regulations, rulings or announcements the United States Treasury Department shall so allow, and only in such event and to the extent therein provided, contributions may be refunded to the Company if the contribution or any part thereof was made in error due to mistake of fact or was made conditionally upon the contribution being allowable as a tax deduction and such tax deduction is disallowed. Any permissible refund under any of such circumstances must be made within one (1) year from the date the contribution was made to the Trust Fund if made due to mistake of fact, or within one (1) year from the date of disal-lowance of tax deduction, if made conditionally upon allowance of a deduction.

         5.3. Limitation on Company Contributions. In the event that the Administration Committee determines, in its sole and absolute discretion, that the average rate of the Company Contri-butions made on behalf of Highly Compensated Employees under
Section 5.1(a) (as a percentage of compensation) would cause discrimination under Section 401(m) of the Code and Treasury Regulations Sections 1.401(m)-1(b) and 1.401(m)-2, the Adminis-tration Committee shall direct the Trustee to distribute to Highly Compensated Employees either (a) the Company Contributions made on their behalf, plus any earnings thereon, to the extent non-forfeitable, and to forfeit such Company Contributions and any earnings thereon to the extent forfeitable or (b) the Company Contributions made on their behalf, plus any earnings thereon, without regard to whether such Participant is fully vested in such contributions, prior to the expiration of the two and one-half (2-1/2) month period beginning after the end of the Plan Year of contribution, until the Plan satisfies the require-ments of Section 401(m) and Treasury Regulations Sections 1.401(- m)-1(b) and 1.402(m)-2. The Company Contributions made under

Section 5.1(a) on behalf of the Highly Compensated Employees having the highest rate of Company Contributions (as a percentage of compensation) and the earnings thereon shall be distributed or forfeited, whichever is applicable, first. For purposes of this
Section 5.3, "compensation" shall be determined in accordance with Section 4.2.

         If the Administration Committee directs the Trustee to distribute Company Contributions and the earnings thereon to Participants who are Highly Compensated Employees without regard to whether such Participants are vested in their Company Contri-butions and earnings, a separate account shall be established for each such Participant's interest in the Plan as of the date of that distribution. The Participant's vested interest in the separate account shall, at any relevant time, be equal to an amount determined pursuant to the following formula: X = P(AB + (R x D)) - (R x D). For purposes of applying the foregoing formula, P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

         Any such distribution or forfeiture shall be limited to the amount which, in the judgment of the Administration Commit-tee, is expected to meet the requirements of Section 401(m) of the Code and Treasury Regulations Sections 1.401(m)-1(b) and 1.401(m)-2.

         To the extent permitted by regulations or rulings issued by the United States Treasury Department, the Administra-tion Committee may, in its sole and absolute discretion, aggre-gate Payroll Deferral Contributions with Company Contributions for purposes of determining whether the requirements of this
Section 5.3 are satisfied.


                                ARTICLE SIX
                                ACCOUNTING

         6.1. Separate Accounts. A separate Company Contribu-tions Account, Payroll Tax Credit Contributions Account and Payroll Deferral Contributions Account will be maintained for each Participant in the Plan. Each such Account shall be ad-justed as hereinafter provided to reflect any withdrawals and distributions, and as hereinafter provided any change in the fair market value of the Trust Fund. The Accounts shall not reflect amounts credited to the Loan Suspense Account pursuant to Section
9.2. For purposes of complying with the diversification require-ments of Section 8.6, the Administration Committee may, in its sole and absolute discretion, maintain subaccounts within each Participant's Company Contributions Account for purposes of accounting for Company Securities acquired prior to January 1,

1987, and Company Securities acquired after December 31, 1986. The establishment and maintenance of separate Accounts for each Participant shall not be construed as giving any person any interest in any specific assets of the Trust Fund which, for investment purposes, shall be administered as a single fund unless and until otherwise directed by the Administration Commit-tee, or as provided hereunder.

         6.2. Allocation of Contributions. Each Participant's directed Payroll Deferral Contributions shall be credited to his Payroll Deferral Contributions Account. The monthly Company Contribution shall be allocated to the Company Contributions Accounts of Participants with respect to which such Company Contribution is made by crediting each such respective Partici-pant's Company Contributions Account with an amount equal to fifty percent (50%) of the Payroll Deferral Contributions made and not withdrawn during the calendar month for which the Company Contribution is made, except to the extent such Company Contribu-tions are allocable to the Loan Suspense Account pursuant to
Section 9.2. The Discretionary Company Contribution for a Plan Year and any forfeitures that are available for allocation during that Plan Year shall be allocated as of the year-end Valuation Date among the Company Contributions Accounts of all Participants who are eligible to share in the allocation in the ratio that the Company Contributions Account balance of each such Participant for the Plan Year bears to the Company Contributions Account balance of all such Participants. Discretionary Company Contri-bution and forfeitures will be allocated to the Company Contribu-tions Accounts after valuation and the adjustment of accounts as provided in Section 6.4.

         Notwithstanding any provision in this Section 6.2 of this Plan to the contrary, in any Plan Year in which the Plan is "top heavy" or "super top heavy" under the provisions of Section 2.3, Company Contribution, Discretionary Company Contribution and forfeitures (whether separately allocable or allocable as part of such contributions) be allocated to the Company Contributions Accounts of Participants who are not Key Employees for the Plan Year in which the Plan is "top heavy" or "super top heavy" in an amount that is at least equal to the lesser of (a) three percent (3%) of such Participant's Compensation for the Plan Year, or (b) the sum of the Payroll Deferral Contributions, Company Contribu-tions and Discretionary Company Contributions plus forfeitures (as a percentage of Compensation) allocated for such Plan Year on behalf of the Key Employee for whom such combined contribution percentage is the highest. Such an allocation shall be made to the Company Contributions Account of a Participant regardless of whether that Participant elected to make a Payroll Deferral Contribution for such Plan Year. After the foregoing allocation of Company Contributions, Discretionary Company Contributions and forfeitures has been made, the Payroll Deferral Contributions, any remaining Company Contributions and Discretionary Company

Contributions and forfeitures may be allocated in accordance with the other provisions of Section 6.2 and the Plan.

         In determining the amount of the "top heavy" allocation to be made, (i) all allocations of Payroll Deferral Contribu-tions, Company Contributions and Discretionary Company Contribu-tions for the Plan Year under all "defined contribution plans," as defined in Section 414(i) of the Code, maintained by the Company or an Affiliate shall be considered as allocable under this Plan, (ii) effective for Plan Years beginning after December 31, 1988, the Payroll Deferral Contributions made by Participants who are Key Employees shall be taken into account and the Payroll Deferral Contributions made by Participants who are not Key Employees shall not be taken into account.

         In the event that Participants who are not Key Employ-ees are covered under a "defined benefit plan," as defined in
Section 414(j) of the Code, maintained by the Company or an Affiliate, no "top heavy" contribution allocation shall be required pursuant to this Section 6.2 if, pursuant to the terms and provisions of the defined benefit plan, such Participants are provided with a "top heavy" minimum defined benefit in the event of their coverage under such plan and a defined contribution plan maintained by the Company.

         6.3. Limitation on Annual Additions. Notwithstanding anything in this Plan to the contrary, the Annual Additions to be allocated to the Accounts of a Participant for any Plan Year shall not exceed an amount equal to the lesser of (a) Thirty Thousand Dollars ($30,000.00) (or such greater amount as may be permitted under Section 415(c)(1)(A) of the Code), or (b) twenty-five percent (25%) of the Compensation of the Participant for the Plan Year. The limitations of this Section 6.3 with respect to any Participant who is at any time participating in any other "defined contribution plan," as defined in Section 414(i) of the Code, maintained by the Company or by an Affiliate shall apply as if the total Annual Additions under all such defined contribution plans in which the Participant is partici-pating were allocated under this Plan.

         The Thirty Thousand Dollar ($30,000.00) limitation referred to in the preceding paragraph (as adjusted from time to time in accordance with Section 415(c)(1)(A) of the Code) shall be adjusted in any "special permissible allocation year" (as defined in this Section 6.3) beginning on or before July 12, 1989, to be equal to the sum of the Thirty Thousand Dollar ($30,000.00) limitation (as adjusted in accordance with Section 415(c)(1)(A)) and the lesser of (a) Thirty Thousand Dollars ($30,000) (as adjusted in accordance with Section 415(c)(1)(A)), or (b) the value of Company Securities that are contributed or purchased with cash contributed to the Trust Fund. For purposes of the preceding sentence, Company Contributions that are used to pay the principal on a loan, the proceeds of which are used to purchase Company Securities, will be treated as a contribution of Company Securities for the Plan Year. In order to be considered for purposes of this Section 6.3, any Company Securities pur-chased with cash contributed by the Company must be allocable to accounts pursuant to Section 6.2 for the particular "special permissible allocation year" and such cash must be contributed within thirty (30) days following the period described in Section
5.2 for making Company Contributions. The securities must be purchased within sixty (60) days after the end of the period described in the preceding sentence. A "special permissible allocation year" shall be a Plan Year for which no more than one-third (1/3) of Company Contributions is allocable to the Accounts of Participants who are Highly Compensated Employees. For any "special permissible allocation year," the limitation imposed by this Section 6.3 shall not apply to, and the Partici-pant's Annual Additions shall be determined without regard to, any forfeitures of Company Securities which were acquired with the proceeds of an exempt loan and any Company Contributions and/or Company ESOP Contributions which are applied to pay interest on an exempt loan. For purposes of this Section 6.3, an "exempt loan" is a loan described in ARTICLE NINE which is incurred for purposes of acquiring Company Securities.

         In the event it is necessary to limit the Annual Addi-tions, to the Accounts of a Participant under this Plan, the Administration Committee shall direct the Trustee to refund to the Participant such amounts of such Participant's Payroll Deferral Contributions that would cause or have a part in causing the limitations on Annual Additions to be exceeded and any earnings thereon and shall adjust the Participant's Payroll Deferral Contributions Account accordingly. If the limitations of this Section 6.3 would still be exceeded following such refund, the Administration Committee shall limit the allocation of Discretionary Company Contributions to the Participant's Company Contributions Account. Funds subject to such limitation shall be treated as forfeitures to be allocated among other Company Contributions Accounts, subject to this Section 6.3. To the extent such allocation may not be made as a result of the operation of this Section 6.3, the Administration Committee shall allocate that portion of the Discretionary Company Contribution otherwise allocable to the Participant's Company Contributions Account that would cause the limitations of this Section 6.3 to be exceeded to a suspense account in which such sums shall be held as forfeitures to be allocated on a first-in-first-out basis in accordance with Section 6.2 in the next succeeding Plan Year, to the extent permitted under this Section 6.3. If, after such reallocation, the limitations of this Section 6.3 remain exceed-ed, a similar adjustment shall be made for Company Contributions. If, after such reallocation, the limitations of this Section 6.3 remain excluded, adjustments shall be first made for Annual Additions under any other defined contribution plan maintained by the Company or an Affiliate in accordance with the terms of such plan.

         In any case where a Participant under this Plan is also a participant in the Retirement Plan, or in any other "defined benefit plan," as defined in Section 414(j) of the Code, main-tained by the Company or by an Affiliate, the sum of the "defined benefit plan fraction" under such plan and the "defined contribu-tion plan fraction" under this Plan and all other defined contri-bution plans maintained by the Company and its Affiliates shall not exceed one (1). The "defined benefit plan fraction" for any Plan Year is a fraction, the numerator of which is the projected annual benefit payable to the Participant as of the close of the current Plan Year, and the denominator of which is the lesser of
(a) one hundred twenty-five percent (125%) of the dollar limita-tion contained in Section 415(b)(1)(A) of the Code, as adjusted for the Plan Year of such computation under Section 415(d) of the Code, or (b) one hundred forty percent (140%) of the Partici-pant's average Compensation for the three (3) Plan Years during which his Compensation is highest. Notwithstanding the above, if a Participant was a participant in one or more defined benefit plans maintained by the Company or an Affiliate which were in existence on May 6, 1986, the denominator of the defined benefit plan fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Plan Year beginning on or before December 31, 1986, calculated as if the Participant had terminated employment on the last day of said Plan Year. In calculating a Participant's benefits, the Administration Committee shall disregard changes in the terms and conditions of such plans occurring on or after May 6, 1986, and the cost-of-living adjustments occurring on or after May 6, 1986. The preceding two sentences shall only apply if the defined benefit plans individually and in the aggregate satisfy the requirements of Section 415 of the Code as in effect at the end of the 1986 Plan Year.

         The "defined contribution plan fraction" for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions made to the Participant's Accounts for the Plan Year and for all prior Plan Years, and the denominator of which is the lesser of (a) one hundred twenty-five percent (125%) of the dollar limitation contained in Section 415(c)(1)(A) of the Code, for the Plan Year and all prior years of Continuous Service (as adjusted for the Plan Year of such computation pursuant to Section 415(c)(1)(A) of the Code), or (b) thirty-five percent (35%) of the Participant's Compensation for the Plan Year and all prior years of Continuous Service. If the Participant was a participant in one (1) or more defined contribution plans and one
(1) or more defined benefit plans maintained by the Company or an Affiliate which were in existence on May 6, 1986, and which satisfied the requirements of Section 415 for all limitation years beginning prior to January 1, 1987, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit plan fraction would otherwise exceed one (1) under the terms of the Plan. The adjustment shall be made by permanently subtracting from the numerator an amount equal to the product of (1) the excess of the sum of the fractions over one
(1) and (2) the denominator of the defined contribution as of the "determination date." For this purpose, the "determination date" is last day of the last Plan Year commencing on or before Decem-ber 31, 1986. Changes in the terms and conditions of any plan after May 5, 1986, shall be disregarded in adjusting the defined contribution factor. The adjustment shall be made only after eliminating any accruals under this or any other plan which are in excess of the accruals permitted under Section 415 of the Code.

         In the event it is necessary to adjust benefits and/or contributions to prevent the combined fraction from being exceed-ed in a Plan Year, the Participant's benefits under the Retire-ment Plan or other defined benefit plan shall be reduced so as to eliminate any excess over the combined fraction, as provided in the Retirement Plan, and such reduction of benefit shall be made, if necessary, prior to the allocation of Company Contributions or Payroll Deferral Contributions to Accounts. In order to make such reduction, accruals for the Participant's benefit shall be automatically adjusted to reflect the limits of this Section 6.3. Any further reductions necessary shall be made by reducing the Annual Additions under this Plan as provided above.

         In the event that the Plan shall become "top heavy" and therefore subject to the provisions of Section 6.2, a factor of "one hundred percent (100%)" shall be substituted for the factor of "one hundred twenty-five percent (125%) for purposes of determining the "defined benefit plan fraction" and the "defined contribution plan fraction" described above.

         6.4. Valuation and Account Adjustments. Within a rea-sonable time after a Valuation Date, the Administration Committee or its agent shall cause Accounts to be credited and adjusted by
(a) allocating all Payroll Deferral Contributions, Company Contributions and Discretionary Company Contributions not other-wise allocable to the Loan Suspense Account and not previously credited to Accounts, (b) allocating Company Securities released from the Loan Suspense Account in accordance with Section 9.3, which are attributable to Company Contributions allocated to the Loan Suspense Account pursuant to Section 9.3, to the Company Contributions Accounts of the Participants on whose behalf such contributions were made in an amount that bears the same ratio to the total number of Company Securities released from the Loan Suspense Account since the last Valuation Date as the Company Contributions made on behalf of each such Participant since the last Valuation Date and used to pay principal and/or interest on a loan under ARTICLE NINE bears to the Company Contributions made on behalf of all Participants since the last Valuation Date and used to pay principal and/or interest on the loan, (c) charging to the proper Accounts withdrawals and distributions not previ-ously charged to Accounts, and (d) crediting or charging Partici-pants' Accounts with their pro rata share of increases or de-creases in the fair value of the Trust Fund since the most recent Valuation Date. Income from the Company Securities allocated to the Loan Suspense Account pursuant to Section 9.2 shall be allocable as income from assets of the Trust Fund not allocated to the Loan Suspense Account, unless such income forms part of the collateral for a loan pursuant to Section 9.2 or is to be used to pay the principal and/or interest on a loan entered into in connection with the purchase of such Company Securities pursuant to ARTICLE NINE.

         6.5. Statements to Participants. As of the final Val-uation Date in each Plan Year, and at such other times as the Administration Committee shall determine, each Participant shall be provided with a statement showing his Account balances as of such date.


                               ARTICLE SEVEN
                                  VESTING

         7.1. Vesting in the Payroll Deferral Contributions Account and the Payroll Tax Credit Contributions Account. Each Participant shall at all times be fully vested in all amounts credited to or allocable to his Payroll Deferral Contributions Account and Payroll Tax Credit Contributions Account, and his rights and interest therein shall not be forfeitable for any reason.

         7.2. Vesting in the Company Contributions Account.
Each Participant shall be fully vested in the amounts credited to or allocable to his Company Contributions Account, and his rights and interest therein shall thereafter not be forfeitable for any reason, on and after the first to occur of the following events:

              (a) Attainment by the Participant of the age of sixty-five (65) years; or

              (b) The date of separation from Employment of the Participant due to Disability, as determined by the Committee; or

              (c)  The date of death of the Participant; or

              (d) Termination of the Plan, as provided in Sec-tion 12.3 of this Plan; or

            (e) Complete discontinuance of Company Contribu-tions, as provided in Section 12.3 of this Plan; or

              (f) The completion of five (5) years of Continu-ous Service by the Participant; or

              (g) The date of retirement of the Participant under the Retirement Plan if, at the time of such re-tirement, he is fully vested and has satisfied the requirements for early, normal or late retirement ben-efits under the Retirement Plan.

         7.3. Determination of Vested Interest in the Event of Separation from Employment. In the event a Participant shall separate from Employment with the Company and such Participant shall not be fully vested in the amounts credited to or allocable to his Company Contributions Account in accordance with Section 7.2, the vested interest of the Participant in such account shall be determined as of the Valuation Date preceding or coincident with the date on which his benefits are payable in accordance with this Section 7.3, in accordance with the following schedule:


         Years of                      Vested Percentage of
    Continuous Service            Company Contributions Account
    ------------------            -----------------------------
    Less than one                              0%
    One but less than two                     20%
    Two but less than three                   40%
    Three but less than four                  60%
    Four but less than five                   80%
    Five or more                             100%


Any amounts credited to his Company Contributions Account in which the Participant is not vested shall be forfeited upon the earlier of (i) the date on which the Participant receives a distribution of his Accounts pursuant to Sections 10.6 and 10.7, and (ii) the last day of the Plan Year in which occurs the Participant's fifth (5th) consecutive Break in Continuous Ser-vice, provided that the Participant does not again become an Employee of the Company or an Affiliate prior to that date.

         7.4. Restoration of Forfeiture. In the event that (a) amounts are distributed to a non-vested or partially-vested Participant or Inactive Participant upon his separation from employment with the Company, (b) the Participant or Inactive Participant sustains a forfeiture of amounts credited to his Company Contributions Account upon his separation from employ-ment, and (c) the former Participant or Inactive Participant shall again become an Employee of the Company or an Affiliate prior to the occurrence of a period of five (5) consecutive

Breaks in Continuous Service, an amount equal to the amount forfeited upon his prior separation from employment shall be restored to his Company Contributions Account upon reemployment. To restore such amounts, the Company will make a special alloca-tion of forfeitures occurring in the Plan Year in which the Employee resumes employment with the Company, and if such forfei-tures are not sufficient to completely restore the amounts forfeited, the Company will make a special contribution equal to the amounts forfeited. Such amounts will be allocated to the Participant's Company Contributions Account.

         7.5. Amendments to Vesting Schedule. No amendments to the vesting schedule set forth in Sections 7.2 and 7.3 shall deprive an Employee who is a Participant or Inactive Participant on the later of (a) the date the amendment is adopted, or (b), the date the amendment is effective, of any nonforfeitable benefit to which he is entitled under the Plan (determined as of such date) without regard to such amendment. If the vesting schedule designated in Sections 7.2 and 7.3 is amended, each Participant whose benefits would be determined under such sched-ule shall have the right to elect, during the period after the amendment that is computed pursuant to this Section 7.5, to have his nonforfeitable benefit determined without regard to such amendment; provided, however, that no election shall be provided to any Participant whose nonforfeitable vested benefit under the Plan, as amended, cannot at any time be less than the benefit computed without regard to such amendment. The election period shall commence on the date the amendment is adopted and end on the later of (a) sixty (60) days after adoption of the amendment,
(b) sixty (60) days after the effective date of the amendment, or
(c) sixty (60) days after the Participant is notified of the amendment in writing by the Company or Administration Committee. Such election, if exercised, shall be irrevocable, and shall be available only to an Employee who is a Participant or Inactive Participant when the election is made.


                               ARTICLE EIGHT
                        INVESTMENT OF CONTRIBUTIONS

         8.1. Investment of Accounts. The assets of the Trust Fund shall, to the extent practicable and in accordance with applicable laws and regulations, be invested principally in securities of Talley Industries, Inc. that are "qualifying employer securities," as defined in Section 407 of the Act. All amounts allocable to balances credited to Payroll Tax Credit Contributions Accounts shall be invested in such qualifying employer securities consisting of common stock of Talley Indus-tries, Inc., except as permitted under applicable regulations with respect to cash balances being held for stock investment.

         The Trustee may, in its sole and absolute discretion, acquire Company Securities through brokers, investment managers, on the open market, in private transactions and placements, through a "party or parties in interest" (as defined in Section 3(14) of the Act), or through a "disqualified person or persons" (as defined in Section 4975 of the Code) (including the Company or an Affiliate), or through any combination of such sources; provided that no acquisition of Company Securities from the Company or Affiliate, or sale of Company Securities to, a party in interest or disqualified person may be made unless: (a) the acquisition or sale is for adequate consideration, or, in the case of a marketable obligation, a price not less favorable to the Trust Fund than the price determined under Section 407(e)(1) of the Act; (b) no commission is charged with respect thereto; and (c) such acquisition or sale is made in a manner consistent with any applicable regulations under Section 4975 of the Code and Sections 406, 407 or 408 of the Act.

         The Trustee may keep portions of the Trust Fund in cash or short-term obligations as it may from time to time determine to be in the best interests of the Trust Fund, except as provided above with respect to amounts allocated to Payroll Tax Credit Contributions Accounts. Notwithstanding anything to the contrary in this Section 8.1, however, no sums attributable to a Partici-pant's Payroll Deferral Contributions Account may be invested in Company Securities unless there is then in effect with respect to the Trust Fund a registration statement or Regulation A offering circular pursuant to the Securities Act of 1933. The Administra-tion Committee shall determine, in its sole and exclusive discre-tion (but in reliance upon legal counsel to the Company, if it desires), when a registration statement or Regulation A offering circular is in effect with respect to the Trust Fund. Except as provided in this Section 8.1 regarding investment in the Trust Fund when a registration statement or Regulation A offering circular is not in effect, it shall be permissible, as provided hereunder, for all sums allocable to the Company Contributions Accounts, Payroll Deferral Contributions Accounts and Payroll Tax Credit Contributions Accounts to be invested in the "qualifying employer securities" of Talley Industries, Inc., and the Trustee is specifically authorized and empowered pursuant to this Plan and in accordance with the terms and provisions of the Trust Agreement to hold any amount of "qualifying employer securities" (as defined in Section 407(d)(5) of the Act), up to an amount equal to the entire value of the Trust Fund, without regard to the diversification requirements of Section 404(a)(1)(C) and Sec-tion 407(a) of the Act, as permitted pursuant to Section 404(a)(2) and Section 407(b)(1) of the Act.

         8.2. Voting of Company Securities. The Trustee shall vote all Company Securities held as assets of the Trust Fund as provided in this Section 8.2. Company Securities held as assets of the Trust Fund and allocated to the Accounts of a Participant shall be voted by the Trustee only in accordance with the direc-tions of the Participant (or his Beneficiary, if a Participant has died). Prior to each annual or special meeting of the share-holders of Talley Industries, Inc. at which matters are to be voted upon, the Administration Committee shall send or cause to be sent to all Participants proxy materials for such meeting, together with a form to be returned to the Administration Com-mittee or its designated agent instructing the Trustee to vote shares of Company Securities allocated to the Participant's Accounts in accordance with the Participant's wishes. The voting direction form may be prepared and distributed in accordance with the regular proxy solicitation procedures of Talley Industries, Inc. and each such Participant shall have the right to direct the Trustee how such full and fractional shares are to be voted by completion and execution of the voting direction form. Upon receipt of such instructions, the Administration Committee shall instruct the Trustee to vote or cause to be voted such full and fractional shares of Company Securities in accordance with each Participant's instructions. If the Administration Committee or its designated agent does not receive instructions from a Partic-ipant prior to such meeting, none of the Company Securities allocated to such Participant's Accounts shall be voted. If the Administration Committee has designated an agent for purposes of this Section 8.2, the Administration Committee may remove such agent and appoint a new such agent, or exercise its powers without the use of an agent, as it shall determine in its sole discretion. Company Securities which are not allocated to Participants' Accounts shall be voted by the Trustee in the same proportions as those Company Securities with respect to which Participants (or their Beneficiaries) have the right to direct voting.

         8.3. Securities Registration. In the event that, in the opinion of counsel for the Company or the Administration Committee, any acquisition, sale or distribution of Company Securities shall be made in circumstances requiring registration of the Securities or Participants' interests in the Trust Fund under the Securities Act of 1933 or qualification of the securi-ties under the "blue sky" laws of any state or states, or requir-ing any other form of compliance with Federal or state securities laws, then the Company at its own expense may take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration, qualification, or other form of compliance, and the Trustee shall be under no obligation to acquire, sell or distribute the Company Securities subject to such registration, qualification or compliance requirements until such requirements have, in the opinion of counsel for the Company or Administration Committee, been satisfied. Until such time as such requirements are satisfied, the Trustee may invest all or any part of funds or assets otherwise specified to be invested in Company Securities in securities issued or guaranteed by the United States of America or any agency thereof, or in short-term commercial paper. To the extent permitted by law, the Trustee shall be under no liability for any acquisition, sale or distri-bution of Company Securities made pursuant to the direction of the Administration Committee. Any written direction of the Administration Committee shall constitute a certification that the acquisition, sale or distribution of Company Securities so directed is one which the Administration Committee is authorized to direct and is in compliance with the applicable Federal and state securities laws. The Trustee shall be under no liability for any distribution made by it in accordance with the directions of the Administration Committee and shall be under no duty to make inquiries as to whether any acquisition, sale or distribu-tion of Company Securities directed by the Administration Commit-tee is made pursuant to the provisions of this Plan or in accor-dance with Federal or state securities laws.

         8.4. Tender or Exchange Offers. Each Participant (or in the event of the Participant's death, his Beneficiary) shall have the right, to the extent of the Company Securities allocated to the Participant's Accounts, to direct the Trustee, in writing on a form provided by the Administration Committee, whether or not to tender or exchange such Company Securities, and the Trustee shall have no discretion with respect thereto. The Administration Committee shall utilize its best efforts to distribute or cause to be distributed in a timely manner to each Participant (or his Beneficiary) such information as will be distributed to the Company's shareholders with respect to any such tender or exchange offer, as well as a form on which the Participant (or his Beneficiary) may direct the Trustee as to whether the Company Securities allocated to the Participant's Accounts shall be tendered or exchanged. If the Trustee shall not receive timely directions from a Participant (or his Benefi-ciary) as to whether the Company Securities allocated to the Participant's Accounts shall be tendered or exchanged, the Trustee shall not tender or exchange such securities. Unallocat-ed shares of Company Securities and Company Securities held by the Trustee pending allocation to Participants' Accounts shall be tendered or exchanged by the Trustee in the same proportions as shares with respect to which Participants (or their Beneficia-ries) have the right to direct the Trustee in response to the tender or exchange offer and the Trustee shall have no discretion with respect thereto.

         8.5. Confidentiality. In the event of a tender or exchange offer with respect to Company Securities, the Adminis-tration Committee shall advise each Participant (or in the event of the Participant's death, his Beneficiary) in writing (with a copy to the Trustee) that the decision to tender or exchange, or not to tender or exchange, will be confidential and the Adminis-tration Committee will set up appropriate procedures (such as with an independent accounting firm, bank or transfer agent) so that Participants' or Beneficiaries' individual decisions are not disclosed to the Company or Talley Industries, Inc., its offi-cers, directors, agents, or to any member of the Administration Committee, it being intended that each Participant or Beneficiary be allowed to make tender and exchange decisions on a fully confidential basis.

         8.6. Investment Diversification. Notwithstanding any provision to the contrary in this Plan, a Participant who has attained the age of fifty-five (55) years and completed ten (10) years of participation in the Plan may elect for each Plan Year during the election period described in this Section 8.6 to diversity the investment of his Accounts to the extent said accounts are invested in Company Securities acquired by the Trustee after December 31, 1986. Any election by a Participant to diversity with respect to any Plan year during the election period must be made in writing to the Administration Committee within ninety (90) days after the end of that Plan Year in a form acceptable to the Administration Committee. For purposes of this
Section 8.6, the election period shall commence with the Plan Year beginning in the Plan Year in which the Participants attains the age of fifty-five (55) years and completed ten (10) years of participation and shall end on the last day of the sixth (6th) Plan Year following commencement. The portion of the Participant's Accounts eligible for diversification in any Plan year during the election period shall be an amount equal to the number of shares allocated to the Participant's Accounts which were acquired after December 31, 1986, multiplied by twenty-five percent (25%), and then reduced by the number of shares with respect to which the Participant has previously elected diversi-fication pursuant to this Section 8.6. Notwithstanding the foregoing, in the last Plan Year of the election period, "fifty percent (50%)" shall be substituted for "twenty-five (25%)" in the preceding sentence. Any fractional shares shall be rounded up to the next whole share of Company Securities.

         To satisfy its diversification obligation under this
Section 8.6, the Administration Committee may offer the Partic-ipant, in its sole and absolute discretion but in accordance with uniform rules which do not discriminate in favor of Highly Compensated Employees, one (1) or more of the following options:
(i) the right to have those shares with respect to which diversi-fication is available distributed to the Participant, (ii) the right to have the fair market value of such shares transferred to another employee pension or profit sharing plan in which the Participant participates, provided that such plan satisfies the requirements of Section 401(a) of the Code and provides at least three (3) investment options other than Company Securities, and/or (iii) the right to direct the investment of the fair market value of such shares in one (1) or more of at least three
(3) investment funds which the Administration Committee estab-lishes under the Plan. The Administration Committee shall take action to diversify the Participant's Accounts within ninety (90) days after the Participant elects to diversify his Accounts pursuant to this Section 8.6.


                               ARTICLE NINE
                    LOANS TO ACQUIRE COMPANY SECURITIES

         9.1. Loan to Acquire Company Securities. The Adminis-tration Committee shall have the authority to direct the Trustee to borrow funds to purchase Company Securities. In the event that such funds are borrowed from, or the loan is guaranteed by, a "disqualified person," as defined in Section 4975(e)(2) of the Code, or a "party in interest," as defined in Section (3)(14) of the Act, such loan shall be made only in accordance with all of the provisions of this ARTICLE NINE. Any loan entered into by the Trustee in connection with the purchase of Company Securities shall be directed by the Administration Committee and shall be primarily for the benefit of Participants and their Beneficia-ries. The proceeds of any loan shall be used within a reasonable time after receipt only for all or any of the following purposes:

              (a)  To acquire Company Securities;

              (b) To repay the loan entered into in connection with the purchase of Company Securities as provided in
         (a) above; or

              (c) To repay a prior loan entered into in con-nection with the purchase of other Company Securities.

The provisions of this ARTICLE NINE are intended to be in com-pliance with Section 4975(d)(3) of the Code and the applicable regulations thereunder and Section 408(b)(3) of the Act and the applicable regulations thereunder. This ARTICLE NINE is to be construed in a manner consistent with such intention.

         9.2 Terms of Loans to Acquire Company Securities. Any loan transaction entered into by the Trustee at the direction of the Administration Committee in order to purchase Company Securi-ties must, at the time the loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from an arms-length negotiation between independent parties. The inter-est rate of any such loan must not be in excess of a reasonable rate of interest considering the amount and duration of the loan, the security and any guaranty involved, the credit standing of the Plan, and/or the guarantor, if any, and the interest rate prevailing for comparable loans. Any loan transaction entered into by the Trustee in connection with this ARTICLE NINE shall provide that the lender shall be without recourse against the assets of the Trust Fund, except that the lender may have re-course against Company Securities acquired with the proceeds of the loan and Company Securities used as collateral on a prior loan repaid with the proceeds of the current loan given as collateral and other assets of the Trust Fund that consist of Company Contributions and Company ESOP Contributions that are made under the Plan in order to enable the Trustee to meet its obligations under the loan, and earnings attributable to the Company Securities given as collateral. Payments on a loan during a Plan Year shall not exceed an amount equal to the sum of Company Contributions and Company ESOP contributions made by the Company in order to enable the Trustee to meet its obligation under the loan, together with earnings thereon, received during or prior to the Plan Year, less payments on the loan in prior Plan Years. Any such Company Contributions, Company ESOP Contri-butions and the earnings on such contributions and Company Secur-ities given as collateral shall be accounted for separately in the books of account of the Plan by crediting such contributions and the earnings thereon to the Loan Suspense Account, rather than to the Company Contributions Accounts of Participants. Any such loan shall also provide that in the event of default, the value of Plan assets transferred in satisfaction of the loan shall not exceed the amount of default. The loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. Any loan entered into in connection with this ARTICLE NINE shall be for a specific term, and may not be payable at the demand of any person, except in the case of default.

         9.3. The Loan Suspense Account. Company Securities purchased with the proceeds of a loan entered into pursuant to this ARTICLE NINE shall not be credited to Participants' Company Contributions Accounts, but shall be credited to the Loan Sus-pense Account. One (1) or more such accounts may be established under this Section 9.3 with respect to one (1) or more such loans. Company Contributions, Company ESOP Contributions and the earnings thereon to be utilized by the Trustee for the purpose of repaying a loan entered into pursuant to this ARTICLE NINE shall also be credited to the Loan Suspense Account. If a loan entered into pursuant to this ARTICLE NINE shall provide for at least annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of principal and interest over ten (10) years, then the Administra-tion Committee may directed that, as of each monthly accounting date during the duration of the loan, the number of shares of Company Securities released from the Loan Suspense Account for allocation pursuant to Section 6.4 shall equal the number of Company Securities held immediately before release as of the monthly accounting date multiplied by a fraction. The numerator of the fraction is the principal paid during the period ending on the monthly accounting date and the denominator of the fraction is the sum of the numerator plus all principal to be paid during all future periods, determined without taking into account extensions, renewals or refinancings. To the degree that any interest payments on the loan would be regarded as principal under standard loan amortization tables, such interest shall be treated as principal for purposes of this calculation. The foregoing method of release shall be utilized by the Adminis-tration Committee, unless a different method, permitted under
Section 4975(e)(7) of the Code and the regulations issued there-under is required under the applicable loan documents. If the Loan Suspense Account includes more than one (1) class of Company Securities, the number of Company Securities of each class to be released for a Plan Year must be determined by applying the same fraction to each class. Such released Company Securities shall be subject to allocation pursuant to Section 6.4.


                                ARTICLE TEN
                         DISTRIBUTION OF BENEFITS

         10.1. Retirement. A Participant shall be entitled to full distribution of all amounts credited to his Accounts upon his retirement pursuant to the terms of the Retirement Plan, after becoming fully vested and entitled to receive early, normal or late retirement benefits under the Retirement Plan. In the case of a Participant not entitled to retirement benefits under the Retirement Plan, such Participant shall be entitled to full distribution of all amounts credited to his Accounts upon separa-tion from Employment on and after attaining the age of sixty-five
(65) years.

         10.2. Disability Retirement. A Participant who shall terminate Employment due to Disability shall be entitled to full distribution of all amounts credited to his Accounts, as provided in Section 10.6 and Section 10.7, as of the date of separation from Employment due to Disability.

         10.3. Death. In the event that a Participant shall die prior to retirement, Disability or the commencement of benefits following any other separation from Employment, the Participant's spouse or the Participant's Beneficiary if the Participant is unmarried, or if the Participant has made an effective election to have benefits paid to a Beneficiary other than the Participant's spouse, shall be entitled to full dis-tribution of all amounts credited to the Participant's Accounts as of the date of the Participant's death, as provided in Section
10.6 and Section 10.7. A married Participant's election to have benefits paid under this Section 10.3 paid to a Beneficiary other than the Participant's spouse shall not be effective unless the Participant's spouse consents in writing to his election. The consent of the Participant's spouse must acknowledge the effect of the Participant's election and the spouse's consent thereto, be witnessed by a notary public and be delivered to the Adminis-tration Committee. No spousal election shall be required under this Section 10.3 if the Administration Committee determines, in its sole and absolute discretion, that such consent cannot be obtained because the spouse cannot be located or such other circumstances exist that prevent the Administration Committee from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department under the Code). The Administration Committee may require and rely upon such proofs of death and the right of the spouse or Beneficiary to receive benefits pursuant to this Section 10.3 as the Adminis-tration Committee may reasonably determine, and its determination of death and the right of such spouse or Beneficiary to receive payment shall be binding and conclusive upon all persons whomso-ever.

         10.4. Other Separations From Employment. A Partic-ipant who separates from Employment for any reason other than retirement under the Retirement Plan, or after attaining the age of sixty-five (65) years, death or Disability shall receive distribution of all amounts credited to his Payroll Tax Credit Contributions Account, his Payroll Deferral Contributions Account and the vested portion of his Company Contributions Account, in the manner provided in Section 10.6 and Section 10.7, and any remaining amounts allocable to his Company Contributions Account in which the Participant is not vested shall be subject to forfeiture, subject to Section 7.3 and Section 7.4.

         10.5. Financial Necessity. In accordance with rules established by the Administration Committee uniformly applicable to all Participants and Inactive Participants, all or any part of the amounts credited to the Payroll Deferral Contri-butions Account of a Participant or Inactive Participant may, in the sole discretion of the Administration Committee, be dis-tributed to the Participant or Inactive Participant in cash at any time after the receipt of his written application to the Administration Committee showing demonstrable financial need for distribution in order to meet a financial hardship described in this Section 10.5.

              (a)  For Plan Years beginning prior to January 1,
         1989, the following expenses shall constitute financial hardships for purposes of this Section 10.5:

                   (i)  Extraordinary medical or
              medically-related expenses;

                  (ii) Family educational expenses in an amount considered by the Administration Committee to be burdensome in relation to the Participant's or Inactive Participant's other financial resources for meeting such expenses;

                 (iii)  Substantial expenses of the Participant
              in connection with the purchase of the Partici-pant's principal residence;

                  (iv)  Extraordinary expenses related to an
              unanticipated casualty, accident or other misfor-tune; or

                   (v)  Extraordinary expenses related to any
              other similar need approved by the Administration
              Committee.

              (b)  Effective for Plan Years beginning after
         December 31, 1988, the following expenses shall con-stitute financial hardships for purposes of this Sec-tion 10.5:

                   (i)  Medical expenses described in Section
              213(d) of the Code incurred by the Participant, the Participant's spouse or any of his dependents (as defined in Section 152 of the Code) or any expenses that must be incurred by the Participant, his spouse or his dependents (as defined above) as a condition of receiving medical care described in Code Section 213(d);

                  (ii)  The purchase (excluding mortgage pay-
              ments) of a principal residence for the Partici-pant;

                 (iii)  Payment of tuition and tuition-related
              fees for the next twelve (12) months of
              post-secondary education for the Participant, the Participant's spouse or any of his dependents (as defined in Section 152 of the Code);

                  (iv)  The need to prevent the eviction of the
              Participant from his principal residence or fore-closure on the mortgage on the Participant's prin-cipal residence; or

                   (v)  Any other circumstance or expense des-
              ignated by the Commissioner of Internal Revenue as a deemed immediate and heavy financial need in any published revenue ruling, notice or other document of general applicability.

If the Participant is married at the time he submits his appli-cation for a distribution under this Section 10.5, his spouse must consent to the distribution. The spouse's consent must be in writing, acknowledge the effect of the distribution and the spouse's consent thereto, be witnessed by a notary public and be delivered to the Administration Committee. No spousal consent shall be necessary if the Administration Committee determines in its sole and absolute discretion that the spouse cannot be located or there exist such other circumstances preventing consent as may be prescribed by applicable regulations or rulings of the United States Treasury Department. Prior to approving the Participant's application, the Administration Committee must find that the distribution is necessary in light of an immediate and heavy financial need of the Participant which cannot be satisfied from the Participant's other resources and the distribution does not exceed the amount required to meet the immediate financial need created by the hardship, plus any taxes and penalties which may be due as a result of the distribution. Any distribution made pursuant to this Section 10.5 shall be in the sole discre-tion of the Administration Committee, both as to the determina-tion of financial need and the amount distributable. Any such distribution approved by the Administration Committee shall be made from amounts credited to the Participant's or Inactive Participant's Payroll Deferral Contributions Account. No hard-ship distribution shall be made from earnings credited to a Participant's Payroll Deferral Contribution Account after Decem-ber 31, 1988. No amounts credited to the Participant's or Inactive Participant's Payroll Tax Credit Contributions Account or Company Contributions Account may be distributed on the basis of hardship.

         10.6. Time of Distribution of Benefits. Payment to a Participant who is entitled to benefits under Section 10.1 or
Section 10.2 and to Beneficiaries entitled to payment under
Section 10.3 shall commence within a reasonable time following the Participant's retirement date, date of separation from Employment due to Disability, or the later of the Participant's separation from Employment or attainment of the age of sixty-five
(65) years.  Notwithstanding anything to the contrary in this
Section 10.6, no distribution may be made to a Participant (or to his spouse as Beneficiary if the Participant has died) prior to the date upon which the Participant has attained the age of sixty-five (65) years (or would have attained such age had the Participant survived) without the consent of the Participant and his spouse, if any, (or the consent of the Participant's spouse alone if the Participant has died), if the value of the Partici-pant's Accounts is in excess of Three Thousand Five Hundred Dollars ($3,500.00). Payment to a fully or partially vested Participant pursuant to Section 10.4 shall commence as soon as practicable following the date on which the Participant attains the age of sixty-five (65) years; provided that the Administra-tion Committee shall commence payment of benefits to the Partici-pant at any time after the Participant's separation from Employ-ment if (a) the amount of the Participant's vested interest in his Accounts is not in excess of Three Thousand Five Hundred Dollars ($3,500.00), or (b) the Participant requests an immediate distribution of his Accounts. No distribution may be made pursuant to the preceding sentence after the Participant's Benefit Commencement Date unless the Participant consents in writing to the distribution. If the foregoing conditions are not satisfied, payment shall commence within a reasonable time after the first Plan Year in which such Participant attains the age of sixty-five (65) years.

         Any amounts credited to the Participant's Company Con-tributions Account in which the Participant is not vested shall be forfeited upon distribution of benefits to the Participant.
If a Participant who has received a distribution from his Ac-counts pursuant to this Section 10.6 on separation from employ-ment with the Employer shall become an Employee prior to sustain-ing a period of five (5) consecutive Breaks in Continuous Ser-vice, an amount equal to the amount forfeited by such Employee upon his separation from employment pursuant to Section 7.3, shall be restored to the Employee's Company Contributions Account pursuant to Section 7.4.

         Subject to Section 10.9 and unless the Participant elects otherwise, payment to the Participant shall commence no later than sixty (60) days after the last to occur of (a) the last day of the Plan Year in which the Participant attains the age of sixty-five (65) years, (b) the last day of the Plan Year in which the Participant separates from Employment with the Company, or (c) the tenth (10th) anniversary of the last day of the Plan Year in which the Participant commenced participation.

         Notwithstanding any provision to the contrary in this
Section 10.6, at the election of the Participant, distribution of his Company Contributions Account will begin no later than the end of the Plan Year following (a) the Plan Year in which the Participant terminated employment on account of retirement on or after attaining the age of sixty-five (65) years, Disability or death, or (b) the fifth (5th) Plan Year following the Plan Year in which the Participant terminated for any other reasons. Notwithstanding the foregoing, any shares of Company Securities allocated to the Participant's Company Contributions Account which were acquired with the proceeds of a loan subject to ARTICLE NINE shall be excluded for purposes of determining the balance in the Participant's Company Contributions Account under the foregoing distribution rule until the Plan Year following the Plan Year in which such loan has been repaid in full.

         For the purpose of determining the amount to be dis-tributed to Participants, the amount subject to distribution shall be determined as of the Valuation Date coinciding with or immediately preceding the date upon which distribution is to commence, provided that if the Participant requests a distribu-tion in cash, the Participant shall only be entitled to an amount that could be obtained from a sale of the Company Securities available for distribution to the Participant.

         10.7. Method of Distribution. Distributions under this Plan shall be made in a single lump sum in kind or in cash, as elected by the Participant. All distributions shall be made in Company Securities (other than cash in lieu of fractional shares) or shall be made in cash, or shall be made in a combi-nation of cash and Company Securities, as the Administration Committee shall determine; provided, however, that each Partici-pant shall have the right, by notice in writing to the Adminis-tration Committee, to irrevocably elect to receive amounts allocable to his Accounts that are distributable pursuant to this
Section 10.7 in Company Securities (other than cash in lieu of fractional shares). In the event Company Securities are distrib-uted, such Company Securities shall be valued at its fair market value, as published for the Valuation Date in the Wall Street Journal or other generally accepted comparable financial publica-tion. If, on any date as of which a price determination is to be made, the New York Stock Exchange is closed or Company Securities are not traded, then the determination will be made on the basis of prices quoted for the next preceding day on which the New York Stock Exchange was open or the securities were traded.

         10.8. Put Option. Company Securities acquired with the proceeds of a loan entered into pursuant to this ARTICLE TEN prior to December 31, 1986, and all Company Securities acquired after December 31, 1986, shall be subject to a put option as provided in this Section 10.8 if the Company Securities are not publicly traded when the Company Securities are distributed, or if the Company Securities are subject to a "trading limitation" when distributed. For purposes of this Section 10.8, a "trading limitation" is a restriction under any Federal or state securi-ties law or any regulation thereunder affecting the security that would make the Company Securities not as freely tradeable as Company Securities not subject to the restriction. The put option granted pursuant to this Section 10.8 may be exercisable by the Participant, a donee of the Participant, a Beneficiary receiving the Company Securities, or by any other person (includ-ing the Participant's estate or its distributees) to whom the Company Securities pass by reason of the Participant's death. In the event that Company Securities are subject to the put option granted by this Section 10.8, the holder of the option may "put" the securities to the Company, by notifying the Company in writing that he is exercising the put option granted by this
Section 10.8. The price at which the option is exercisable shall be the fair market value of the Company Securities as of the most recent Valuation Date under the Plan, with fair market value as of such date being determined by the Trustee; provided, however, if the holder of the put option is a "disqualified person" as defined in Section 4975(e)(2) of the Code, the fair market value shall be determined as of the date of exercise, and such valua-tion shall constitute a good faith determination of value. The put option granted pursuant to this Section 10.8 shall extend to the Company and shall not extend to the Plan. However, the Administration Committee shall have the option to assume for the Plan the rights and obligation so the Company at the time that the put option is exercised, if it so desires. If the Plan assumes the put, the put against the Company shall be extin-guished. The put option shall be exercisable for a sixty (60) day period, beginning on the date the security subject to the put option is distributed (the "first put option period"), and for an additional sixty (60) day period in the next following Plan Year (the "second put option period") if the put is not exercised during the first put option period. The second put option period shall begin on the first day of the Plan Year beginning after the Plan Year in which the securities are distributed unless regula-tions issued by the United States Treasury Department provide otherwise, in which case the second put option period shall begin and end on the dates specified in said regulations. If a Partic-ipant receives Company Securities which are publicly traded without restriction when distributed from the Trust Fund but which cease to be so traded before the expiration of the former Participant's second put option period, the put option provisions of this Section 10.8 may be exercised by that former Participant during the balance (if any) of the first and/or second put option periods. The Company will notify each such former Participant of the applicability of this Section 10.8 in writing on or before the tenth (10th) day after the day on which the Company Securi-ties previously distributed cease to be so publicly traded. The number of days between such tenth (10th) day and the date on which notice is actually given, if later than the tenth (10th) day, shall be added to the duration of the put option, but only if the notice is given, or required to be given, during a put op-tion period. Any such notice shall inform distributees of the terms of the put option that they are to hold. The period during which a put option pursuant to this Section 10.8 shall be exer-cisable shall not include any time in which a distributee is unable to exercise the put option because the Company or other party bound by the put option is prohibited from honoring it by applicable state or Federal law. Payment under a put option pursuant to this Section 10.8 may not be restricted by the provi-sions of a loan agreement. Deferred payments under an exercised put option shall be permissible if adequate security and a reasonable interest rate are provided. Payment may be made in a lump sum or in equal installments not less frequently than annually, beginning within thirty (30) days after the date the put option is exercised, for a period of not more than five (5) years. The determination of whether payment shall be made in installments or in a lump sum shall be made by the Administration Committee, in its sole discretion. Payment of the put option described in this Section 10.8 shall not be restricted by the provisions of a loan or any other arrangement, including the terms of the Company's or Affiliates' charter or articles of incorporation, unless so required by applicable state law.

         10.9. Designation of Beneficiary. Each Participant shall have the right to designate, on forms supplied by and delivered to the Administration Committee, a Beneficiary or Beneficiaries to receive his benefits hereunder in the event of his death; provided that the Beneficiary of a married Participant shall be his spouse unless the Participant designates a Benefi-ciary other than his spouse in accordance with the provisions of
Section 10.3. Each Participant may change his Beneficiary designation from time to time by execution and delivery of a new form, subject to the provisions of Section 10.3. Upon receipt of such designation by the Administration Committee, such designa-tion or change of designation shall become effective as of the date of the notice, whether or not the Participant is living at the time the notice is received. There shall be no liability on the part of the Company, the Administration Committee or the Trustee with respect to any payment authorized by the Administra-tion Committee in accordance with the most recent valid Benefi-ciary designation of the Participant in its possession before receipt of a more recent and valid Beneficiary designation. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary shall be the Participant's spouse; or if no spouse is then living, such Participant's issue, including any legally adopted child or children, in equal shares by right of representation; or if no such designated Beneficiary and no such spouse or issue, includ-ing any legally adopted child or children, is living upon the death of a Participant, or if all such persons die prior to the full distribution of such Participant's benefits, then the Beneficiary shall be the estate of the Participant.

         10.10. Additional Distribution Limitations. Distri-bution of a Participant's Accounts must commence by April 1 of the calendar year following the later of the calendar year in which the Participant attains the age of seventy and one-half (70-1/2) years, regardless of whether the Participant has re-tired.

         In the event that the Participant or former Participant dies after his Benefit Commencement Date but before his entire interest is distributed, the remaining portion of his interest must be distributed at least as rapidly as under the method of distribution in effect as of the date of his death.

         In the event of the death of a Participant or former Participant prior to the commencement of distributions to such Participant or former Participant, the Participant's Accounts shall be distributed in full no later than five (5) years follow-ing the death of the Participant or former Participant. Notwith-standing the foregoing, if any portion of the benefits payable to (or for the benefit of) a designated Beneficiary is to be dis-tributed (in accordance with the applicable regulations under the Code) over the life of the designated Beneficiary or over the life expectancy of the designated Beneficiary and such distribu-tion shall begin no later than one (1) year after the date of death, then the portion payable shall be treated as distributed on the date the distributions commence. For purposes of the foregoing, if the Participant's or former Participant's surviving spouse is his designated Beneficiary, distributions need not commence until December 31 of the calendar year in which the Participant or former Participant would have attained the age of seventy and one-half (70-1/2) years. If the surviving spouse of the Participant or former Participant dies prior to the commence-ment of distribution of benefits to her, benefits payable to her designated Beneficiary shall be distributed as if the surviving spouse were a Participant.

         Notwithstanding any provision to the contrary in this ARTICLE TEN, all distributions from this Plan shall be made in accordance with the provisions of Section 401(a)(9) of the Code and the regulations issued thereunder and in the event of a conflict between the provisions of the Plan and this Section 10.10, the provisions of Section 401(a)(9) and the applicable regulations thereunder, the latter provisions shall control.

         10.11. Direct Rollover Option. Notwithstanding the foregoing, a Participant who is entitled to receive a distribu-tion on or after January 1, 1993, may elect to make a direct rollover of all or part of that distribution to an individual retirement account satisfying the requirements of Code Section 408(a), an individual retirement annuity satisfying the require-ments of Code Section 408(b) (other than an endowment contract), a defined contribution plan established by another employer which satisfies the requirements of Code Section 401(a), or an annuity plan described in Code Section 403(b).

         The surviving spouse of a deceased Participant or the spouse of a Participant who is entitled to a distribution of benefits from the Plan pursuant to a "qualified domestic rela-tions order" may also elect to make a direct rollover of all or part of such distribution pursuant to this Section 10.11, provid-ed that the Trustee may make such a transfer on behalf of a spouse only to an individual retirement account satisfying the requirements of Code Section 408(a) or an individual retirement annuity satisfying the requirements of Code Section 408(b) (other than an endowment contract). Upon receipt of the Participant's or spouse's election the Trustee shall make a trustee-to-trustee transfer of the amount of the distribution subject to the Parti-cipant's direct rollover election to the eligible plan or ar-rangement designated by the Participant or spouse. The Partici-pant's or spouse's election shall be made in such form and at such time as shall be determined by the Administration Committee in its sole and absolute discretion.

         The Participant or spouse shall have no right to elect a direct rollover of any part of a distribution which is paid in substantially equal installments (at least annually) over the life or life expectancy of the Participant or the joint lives or joint life expectancies of the Participant and his Beneficiary or over a specified period of at least ten (10) years, or any distribution which is required under Code Section 401(a)(9).

         10.12. Facility of Payment. If a person entitled to any payment hereunder shall be under a legal disability, or, in the sole judgment of the Administration Committee, shall other-wise be unable to apply such payment to his own interest and advantage, the Administration Committee may, in the exercise of its discretion, direct the Trustee to make any such payment in any one (1) or more of the following ways: (a) directly to such person, (b) to his legal guardian or conservator, or (c) to his spouse or to any person charged with the legal duty of his support, to be expended for his benefit. The decision of the Administration Committee shall in each case be final and binding upon all persons in interest.

         10.13. No Assignment Permitted. No Participant or Beneficiary, and no creditor of a Participant or Beneficiary, shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon the Trust Fund. All payments to be made to Participants or their Beneficiaries shall be made only upon their personal receipt or endorsement, except as provided in
Section 10.12, and no interest in the Trust Fund shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law or equity, or subject to attachment, execution, garnishment, sequestration, levy or other seizure under any legal, equitable or other pro-cess, or be liable in any way for the debts or defaults of Participants and Beneficiaries. This Section 10.13 shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

         Additionally, this Section 10.13 shall not preclude arrangements for the distribution of the benefits of a Partici-pant or Beneficiary pursuant to the terms and provisions of a "qualified domestic relations order," as described in Section 401(a)(13) and Section 414(p) of the Code and Section 206(d)(3) of the Act, that permits distribution of benefits in a distri-bution mode under the Plan, does not require payment of increased benefits and does not require payment of benefits allocated to an alternate payee under a prior "qualified domestic relations order."

         An order requiring payment to an alternate payee before a Participant has separated from employment may qualify as a "qualified domestic relations order" even if it requires payment prior to the Participant's "earliest retirement age," which is the earliest date on which the Participant could elect to receive retirement benefits pursuant to this Plan. If the order requires payments to commence prior to a Participant's actual retirement, the payment amount must be determined as if the Participant had retired on the date on which such payments are to begin under such order, but taking into account only the present account balance at that time. The order may call for the payment of benefits to an alternate payee in any form in which benefits may be paid under the Plan to the Participant.

         All decisions and determinations with respect to a domestic relations order, including whether such order is a "qualified domestic relations order" within the meaning of Sec-tion 401(a)(13) and Section 414(p) of the Code and Section 206(d)(3) of the Act shall be made by the Administration Com-mittee within a reasonable time following its receipt of such order and in accordance with such uniform and nondiscriminatory rules and procedures as adopted by the Administration Committee. Upon receipt of a domestic relations order, the Administration Committee shall notify the Participant or Beneficiary whose benefits may be affected by such order of its receipt of such order. The Administration Committee shall also advise the Participant or Beneficiary and the alternate payee named in the order of its rules and procedures relating to the determination of the qualified status of such order. If payment of benefits to the Participant or Beneficiary has commenced at the time a domestic relations order is received by the Administration Committee or benefits become payable after receipt of such order, the Administration Committee shall direct the Trustee to segre-gate and hold the amounts which would be payable to the alternate payee under the order if such order is ultimately determined to be a "qualified domestic relations order." If the Administration Committee determines that the order is a "qualified domestic relations order" within eighteen (18) months of the segregation of benefits payable to the alternate payee under such order, the Administration Committee shall direct the Trustee to pay the segregated amounts (plus any earnings thereon) as well as such future amounts as may be specified in such order to the alternate payee. If the Administration Committee determines that the order is not a "qualified domestic relations order" or is unable to determine whether such order is a "qualified domestic relations order" within the eighteen (18) month period following the segregation of benefits, the Administration Committee shall direct the Trustee to pay the segregated amounts (plus any earnings thereon) to the Participant or Beneficiary. A determi-nation by the Administration Committee after the close of such eighteen (18) month period that the order is a "qualified domes-tic relations order" shall be applied prospectively.

         All determinations of the Administration Committee hereunder with respect to the status of an order as a "qualified domestic relations order" shall be binding and conclusive on all interested parties, subject to the provisions of Section 11.3.

         10.14. Unclaimed Accounts; Notice. Neither the Company nor the Administration Committee nor the Trustee shall be obligated to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Administration Committee, by certified or registered mail addressed to his last known address of record with the Administration Committee or the Company, shall notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. In the event that the Participant or Beneficiary shall make no claim for benefits or shall fail to make his correct address known, after two (2) years, the Adminis-tration Committee may, in its sole discretion, cancel the Parti-cipant's Accounts. The Administration Committee shall notify the Social Security Administration of the Participant's (or Benefici-ary's) failure to claim the distribution to which he is entitled. The Administration Committee shall request the Social Security Administration to notify the Participant (or Beneficiary) in accordance with any procedures it has established for this purpose. In the event that the former Participant (or Beneficia-ry) shall subsequently make a valid claim for benefits under the Plan, the Administration Committee shall restore the Accounts of the Participant, and the Company shall make a special contribu-tion in an amount equal to the Participant's account balance at the time of the prior cancellation of his Accounts. Such contri-butions shall be allocated among the Participant's Accounts in accordance with their prior respective balances.


                              ARTICLE ELEVEN
                              ADMINISTRATION

         11.1. Administration Committee. The Board shall appoint the members of the Administration Committee. Officers or other employees and Board members may serve on the Administration Committee, and the membership of the Administration Committee may be the same as such Committee is constituted under the Retirement Plan. In such event, such Administration Committee, in acting in its capacity under this Plan, shall be governed by the terms and provisions of this Plan. The Administration Committee may appoint agents, who need not be members of the Administration Committee, as may be necessary for the effective performance of its duties, whether ministerial or discretionary. The compensa-tion of any agents who are not employees of the Company or an Affiliate shall be fixed by the Administration Committee within any limitations set by the Board. Members of the Administration Committee shall serve without compensation from the Trust Fund. The proper expenses of the Administration Committee, including the compensation of its agents, if any, who are not employees of the Company shall be paid from the Trust Fund, unless paid by the Company.

         11.2. Powers of the Administration Committee. The Administration Committee shall have the discretion and authority to perform the administrative duties of the Administration Com-mittee as described in this Plan or required for proper admin-istration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Administration Committee shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, to decide all questions and disputes arising under this Plan, to determine the eligibility of employees to participate in the Plan, to determine the years of Continuous Service, to determine the status and rights of a Participant, to determine the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Partici-pant, and to determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the Administration Committee or its agent. The decision of the Administration Committee upon all matters within the scope of its authority shall be binding and conclusive upon all persons. The Administration Committee shall file all reports and forms lawfully required to be filed by the Administration Committee with any governmental agency or depart-ment, Federal or state, and shall distribute any forms, reports, statements or plan descriptions lawfully required to be distrib-uted to Participants and others by any governmental agency or department, Federal or state.

         11.3. Claims. Any Employee, Participant, Benefi-ciary or any other person claiming benefits, eligibility, partic-ipation or any other right or interest under this Plan may file a written claim setting forth the basis of the claim with the employee benefits administrators of the Company on forms pre-scribed by the Administration Committee. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and may submit comments in writing. A written notice of the disposition of any such claim shall be furnished to the claimant within sixty (60) days after the claim is filed with the employee benefits administrators of the Company, provided that the employee benefit administrators of the Company may have additional time to decide the claim if they advise the claimant in writing of the need for additional time and the date on which they expect to decide the claim. The notice of disposition of a claim shall refer, if appropriate, to pertinent provisions of this Plan, shall set forth in writing the reasons for denial of the claim if the claim is denied (including references to any pertinent provisions of this Plan), and where appropriate, shall explain how the claimant can perfect the claim. If the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available. Thereafter, within ninety (90) days after receiving the written notice of the Administration Committee's disposition of the claim, the claimant may request in writing, and shall be entitled to, a review meeting with the Administration Committee to present reasons why the claim should be allowed. The claimant may also submit a written statement of his claim and the reasons for granting the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting with the Administration Committee.
If the claimant does not request a review meeting within ninety
(90) days after receiving written notice of the Administration Committee's disposition of the claim, the claimant shall be deemed to have accepted the Administration Committee's written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within the ninety (90) day period. A decision on review shall be rendered in writing by the Administration Committee ordinarily not later than sixty (60) days after review, and a written copy of such decision shall be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Administration Committee shall so notify the claimant. In any event, if a claim is not determined within one hundred twenty
(120) days after submission for review, it shall be deemed to be denied. The Administration Committee shall have the right to request of and receive from a claimant such additional informa-tion, documents or other evidence as the Administration Committee may reasonably require. To the extent permitted by law, a decision on review by the Administration Committee shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Section 11.3 shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan, or by another person claiming rights through such a person. The Administration Committee may, in its sole discretion, waive these procedures as a mandatory precon-dition to such an action.

         11.4. Scope of Responsibility. The Company, the Administration Committee and the Trustee shall perform the duties respectively assigned to them under this Plan and shall not be responsible for performing duties assigned to others under the terms and provisions of this Plan. No inference of approval or disapproval is to be made from the inaction of any party de-scribed above or the employee or agent of any of them with regard to the action of any other such party. The Company shall have authority to employ advisers, legal counsel, accountants and investment managers in connection with the administration of the Trust Fund, and may delegate to the Administration Committee and/or the Trustee authority to employ such persons. To the extent permitted by applicable law, the Company, the Administra-tion Committee and the Trustee shall not be liable for complying with the directions of any advisors, legal counsel, accountants and investment managers appointed pursuant to this Section 11.4. Persons, organizations or corporations acting in a position of any fiduciary responsibility with respect to the Plan may serve in more than one (1) fiduciary capacity. To the extent permitted by law, the Company shall and does hereby jointly and severally indemnify and agree to hold harmless its employees, agents and members of the Administration Committee, from all loss, damage, or liability, joint or several, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, which acts, omissions, or conduct constitutes or is alleged to constitute a breach of such indivi-dual's fiduciary or other responsibilities under the Act or any other law, except for those acts, omissions, or conduct resulting from his own willful misconduct, willful failure to act, or gross negligence; provided, however, that if any party would otherwise be entitled to indemnification hereunder in respect of any liability and such party shall be insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contract or con-tracts. The Company may obtain insurance covering itself and others for breaches of fiduciary obligations under this Plan to the extent permitted by law, and nothing in this Plan shall restrict the right of any person to obtain such insurance for himself in connection with the performance of his duties under this Plan. The Administration Committee shall be the named fiduciary and plan administrator under this Plan. The Trustee, the Administration Committee and the Company do not in any way guarantee the Trust Fund from loss or depreciation. The Company does not guarantee the payment of any money which may be or become due to any person from the Trust Fund, and the liability of the Administration Committee and the Trustee to make any payment under the Plan at any and all times will be limited to the then available assets of the Trust Fund.

         11.5. Expenses. Expenses of Plan administration may be charged to the Trust Fund and paid out of forfeitures. However, the Company may elect, in its discretion, to pay such expenses directly, in which case they shall not be paid by the Trust Fund.

         11.6. Uniform Administration. Whenever in the administration of the Plan any action is required by the Adminis-tration Committee, such action shall be uniform in nature as ap-plied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Participants who are Highly Compensated Employees. The Plan will be administered by the Administration Committee for the exclusive benefit of the Participants and their Beneficiaries.

         11.7. Trust Agreement. The Company shall maintain a Trust Agreement providing for the administration of the Trust Fund in such form and containing such provisions as the Company and Trustee shall agree upon, including, but not limited to, provisions with respect to the powers and authority of the Trustee and the authority of the Company to amend the Trust Agreement, to remove the Trustee and to appoint a new Trustee or Trustees in its place, to terminate the trust and to settle the accounts of the Trustee on behalf of all persons having an interest in the Trust Fund.


                              ARTICLE TWELVE
                     AMENDMENT, MERGER AND TERMINATION

         12.1. Amendment of Plan. The Company shall have the right at any time to amend this Plan by an instrument in writing duly executed pursuant to authority granted by the Board. Any such amendment may be in whole or in part and may be pro-spective or retroactive; provided, however, that no amendment shall be effective to the extent it would divert any part of the corpus or income of the Trust Fund for purposes other than the exclusive benefit of Participants and their Beneficiaries or would have the effect of decreasing the benefits payable to Participants from their Accounts as of the date the amendment is adopted. No amendment shall substantially increase the duties and liabilities of the members of the Administration Committee then serving without their written consent.

         12.2. Merger. In the event of merger or consolida-tion of this Plan with any other stock bonus plan, profit sharing plan or pension plan, or a transfer of assets or liabilities of the Trust Fund to any other such plan, then each Participant shall be entitled to a benefit (if the Plan was then terminated) immediately after such merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

         12.3. Termination. It is the expectation of the Company that this Plan and the payment of contributions hereunder will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Company and the right is reserved at any time to reduce or discontinue contribu-tions hereunder. In the event the Board decides that it is impossible or inadvisable for the Company to make its contribu-tions as herein provided, the Board shall have the power to terminate contributions by appropriate resolution. In such event or in the event contributions are permanently discontinued without the delivery to the Trustee of such a resolution, then after the date specified in such resolution, or after the date of such discontinuance of contributions, the balance credited to the

Accounts of each Participant shall be fully vested and not forfeitable. In the event of termination of the Plan or perma-nent discontinuance of contributions, the Administration Commit-tee shall either promptly direct the Trustee to liquidate and distribute all assets remaining in the Trust Fund to Participants as though their Employment with the Company had terminated or shall direct the Trustee to continue the Plan, in which event benefits shall be distributed in accordance with ARTICLE TEN. Upon the liquidation of all assets of the Trust Fund, the Admin-istration Committee, after deducting all costs and expenses of liquidation and distribution, shall make the allocations required under Section 6.4 where applicable, with the same effect as though the date of completion of liquidation was a Valuation Date. No distributions shall be made after termination of the Plan or discontinuance of Company Contributions until a reason-able time after the Company has received from the United States Treasury Department a determination under the provisions of the Code as to the effect of such termination or discontinuance upon the qualification of the Plan, if the Company, in its sole discretion, seeks such a determination. In the event such determination is unfavorable, then prior to making any distribu-tions hereunder, the Trustee shall pay any Federal or state income taxes due because of the income of the Trust Fund and shall then distribute the balance in the manner above provided. This Plan and the Trust Fund shall terminate at the expiration of the longest legally permissible period during which such a trust may continue under applicable law.

         In the event of partial termination of the Plan or partial discontinuance of contributions, to the extent required by law, the balance credited to the Accounts of all Participants subject to such partial termination or partial discontinuance of contributions shall become fully vested and nonforfeitable. In such event, the Accounts of such Participants shall become distributable in accordance with this Section 12.3.


                             ARTICLE THIRTEEN
                            GENERAL PROVISIONS

         13.1. Limitation on Participants' Rights. The Plan shall not be deemed to constitute a contract between the Company and any employee or to be a consideration for, or an inducement for, the employment of any employees by the Company. Participa-tion in the Plan shall not give any employee the right to be retained in the Company's employ, or any right or interest in the Trust Fund other than as herein provided. The Company reserves the right to dismiss any employee without any liability for any claim either against the Trust Fund, except to the extent herein provided, or against the Company.

         13.2. Heirs and Successors. All of the provisions of this Plan shall be binding upon all persons who shall be enti-tled to any benefits hereunder, and their heirs and legal rep-resentatives.

         13.3. Duration. This Plan shall continue in full force and effect for the maximum period permitted under applica-ble law, subject to the Board's right to amend or terminate the Plan as provided in ARTICLE TWELVE of the Plan.

         IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed and its corporate seal to be hereunto affixed by its duly authorized officers, this 16th day of December, 1994.

                                  TALLEY INDUSTRIES, INC.



                                  By    Mark S. Dickerson
                                     ---------------------------
                                          V.P.
                                     Its -----------------------



                                  TALLEY MANUFACTURING AND
                                  TECHNOLOGY, INC.



                                  By    Mark S. Dickerson
                                     ---------------------------
                                          V.P.
                                     Its -----------------------



















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